                                                   Pursuant to Rule No. 424(b)5
                                                          File Number 333-67137

Prospectus supplement to prospectus dated December 2, 1998


  THE ROUSE COMPANY


--------------------------------------------------------------------------------
  14,500,000 Shares

  Common Stock

--------------------------------------------------------------------------------
  Our common stock is listed on the New York Stock Exchange under the symbol "RSE." The last reported sale price of our common stock on January 16, 2002 was $27.71 per share.

  The underwriter has agreed to purchase the shares from us for an aggregate purchase price of $397,300,000.

  The underwriter has an option to purchase from us a maximum of 2,175,000 additional shares to cover over-allotments of shares. If the underwriter exercises this option in full, the total proceeds to us will be $456,895,000 before deducting transaction costs payable by us.

  The underwriter proposes to offer the common stock offered by this prospectus supplement from time to time for sale in one or more transactions in the over-the-counter market, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices, subject to prior sale when, as and if delivered to and accepted by the underwriter.

  Investing in our common stock involves risks. See "Risk Factors" beginning on page S-5.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The underwriter expects to deliver the shares against payment in New York, New York on or about January 22, 2002.

                            Deutsche Banc Alex. Brown

  The date of this prospectus supplement is January 16, 2002.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                 Forward-Looking Statements...............  S-2
                 Prospectus Supplement Summary............  S-3
                 Risk Factors.............................  S-5
                 Use of Proceeds.......................... S-14
                 The Proposed Acquisition................. S-15
                 Existing Properties of The Rouse Company. S-24
                 Price Range of Common Stock and Dividends S-29
                 Capitalization........................... S-30
                 Selected Financial Data.................. S-31
                 Description of Common Stock.............. S-33
                 Federal Income Tax Consequences.......... S-36
                 Plan of Distribution..................... S-45
                 Experts.................................. S-47
                 Legal Matters............................ S-47

                                  Prospectus

                     Additional Information............  2
                     Forward-Looking Statements........  3
                     The Rouse Company.................  3
                     Use of Proceeds...................  3
                     Ratio of Earnings To Fixed Charges  4
                     Description of Common Stock.......  5
                     Description of Preferred Stock....  8
                     Description of Debt Securities.... 20
                     Selling Securityholder............ 30
                     Plan of Distribution.............. 31
                     Experts........................... 34
                     Legal Matters..................... 34

   You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

                          FORWARD-LOOKING STATEMENTS

   This prospectus supplement and the accompanying prospectus include forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical or anticipated results. The words "believe," "expect," "anticipate" and similar expressions identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See "Risk Factors" and Exhibit 99.2 of our Annual Report on Form 10-K for the year ended December 31, 2000 for a discussion of some of the factors that could cause actual results to differ materially from historical results or those anticipated.

                         PROSPECTUS SUPPLEMENT SUMMARY

   This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and may not include all of the information that you should consider before deciding to invest in our common stock. We urge you to read this prospectus supplement and the accompanying prospectus carefully, including "Risk Factors", and the financial statements and the notes to those financial statements incorporated by reference herein.

                               The Rouse Company

   We, through subsidiaries and affiliates, are engaged or have interests in the ownership, management, acquisition and development of income-producing and other real estate in the United States, including retail centers, office buildings, mixed-use projects and village centers, and the development and sale of land, primarily in Columbia, Maryland and the Las Vegas, Nevada metropolitan area for residential, commercial and industrial uses. We continually evaluate opportunities to acquire or develop operating properties and pursue community development projects that we believe have prospects consistent with our objectives.

   On January 13, 2002, we, together with Simon Property Group, Inc. (which we refer to as "Simon") and Westfield America Trust (which we refer to as "Westfield"), announced an agreement to acquire all of the properties and other specified assets of Rodamco North America N.V. (which we refer to as "Rodamco"), including a group of major retail centers across the United States. Under a related agreement, we, Simon and Westfield agreed to divide the properties and assets to be acquired from Rodamco. We will acquire, directly or indirectly, interests in eight major retail centers and in other assets. See "The Proposed Acquisition" and "Risk Factors" for information concerning the proposed acquisition from Rodamco.

   We were incorporated as a business corporation under the laws of the State of Maryland in 1956. Our principal offices are located at The Rouse Company Building, Columbia, Maryland 21044. Our telephone number is (410) 992-6000.

                                 The Offering

Common stock offered........  14,500,000 shares

Over-allotment option.......  Up to 2,175,000 shares, exercisable by the underwriters for 30 days from the date hereof solely to cover over-allotments of shares.



Approximate number of shares
  of common stock
  outstanding immediately
  after the offering........  83,860,713 shares



Use of proceeds.............  We intend to use the net proceeds from the sale of our common stock to fund a portion of our cash requirements in connection with our agreement to acquire retail centers and other assets from Rodamco. Prior to the closing of the acquisition, we expect to hold a substantial portion of the proceeds of this offering in cash or short-term investments or to use the proceeds to temporarily reduce borrowings under our existing $375 million credit facility. If the closing does not occur, we will use the net proceeds of this offering for general corporate purposes, including other acquisitions or repaying indebtedness under our existing credit facility. See "Use of Proceeds" and "The Proposed Acquisition".

Dividend policy.............  Our Board of Directors has historically declared quarterly dividends on shares of our common stock. See "Price Range of Common Stock and Dividends".


New York Stock Exchange
  symbol....................  "RSE"

   Unless we indicate otherwise, the information in this prospectus supplement assumes that the underwriter does not exercise its option to purchase up to 2,175,000 shares of common stock from us solely to cover over-allotments. See "Plan of Distribution".

                                 RISK FACTORS

   You should carefully review the information included in this prospectus supplement and the accompanying prospectus and should, in particular, consider the following matters in connection with an investment in our common stock.

RISKS RELATED TO OUR BUSINESS

Our real property portfolio is affected by economic conditions, local real estate considerations and other factors

   The revenues and cash flow generated by, and the value of, our properties may be adversely affected by general economic conditions and local economic and real estate conditions, including:

  . the perceptions of prospective tenants or purchasers of the attractiveness of a particular property;

  . the inability to collect rent due to bankruptcy or insolvency of tenants or otherwise; and

  .  the level of operating costs.

Other factors, including changes in tax laws, interest rates and the availability of financing, may also negatively affect revenues, cash flows and values.

   Decreases in consumer spending because of recessionary economic conditions, tight consumer credit policies or other factors could adversely affect our results of operations and cash flows. In addition, a portion of our rental revenue is derived from our tenant leases in retail centers which provide for rental payments based upon tenant sales in excess of specified levels.

   Our business and operating results may be affected by a change in general economic conditions. For example, an increase in interest rates will affect the interest payable on our outstanding floating rate debt and may also result in increased interest expense if fixed rate debt is refinanced at higher interest rates. In addition, domestic or international incidents, such as recent or future terrorist attacks, could affect general economic conditions and our business.

We are dependent upon rental income from our retail centers and office/industrial buildings

   Our results of operations and cash flows are substantially dependent upon rental income from tenants in our retail centers and office/industrial buildings. We would be adversely affected if a significant number of our tenants were unable to meet their obligations or if we were unable to lease a significant amount of space in our properties on economically favorable terms. When a tenant defaults, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment. In addition, the bankruptcy or insolvency or departure of a major tenant at a property may have an adverse effect on that property and could, among other things, make the property less attractive to consumers or prospective tenants.

Uncertainty resulting from terrorist attacks could hurt our operating results and the market price of our common stock

   As a result of the September 11, 2001 terrorist attacks, there has been considerable uncertainty in world financial markets. The full effect of these events, as well as concerns about subsequent terrorist events, on the financial markets is not yet known but could include, among other things, increased volatility in the prices of securities, including our common stock. According to publicly available reports, the financial markets are in part responding to uncertainty with regard to the scope and duration of

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military responses led by the United States, as well as the need for heightened security across the country and decreases in consumer confidence that could cause a general slowdown in economic growth. These uncertainties could materially adversely affect the market price of our common stock and our ability to obtain favorable financing for our development activities. If these or any future terrorist attacks reduce traffic flow at our retail centers, we could experience lower occupancy rates and rents in the future.

   Our properties were largely spared direct losses caused by the terrorist attacks of September 11, 2001. Operations were disrupted only at South Street Seaport, a retail center in lower Manhattan owned and operated by us. The center was closed for a week following the attack for use as a staging and rest area for rescue workers. It did not sustain significant physical damage. The area adjacent to South Street Seaport continues to be affected by the attack and the ongoing clean-up and recovery efforts, and customer traffic and tenant sales continue to suffer. Following the attacks, customer traffic at all our retail centers declined for several days but has generally returned to more normal levels at our suburban properties. Traffic at our urban specialty marketplaces is more dependent on tourism and continues to be lighter than usual. Las Vegas, in which we have a substantial concentration of assets, experienced a significant decline in visitor activity in the weeks immediately following the attacks. While recent data indicate a recovery of visitor activity in Las Vegas, we cannot assure you that visitor activity in Las Vegas or at our urban specialty marketplaces will return to levels experienced before the attacks.

Some of our properties are geographically concentrated and, as a result, are sensitive to local economic and real estate conditions

   Some of our properties are geographically concentrated. As a result, our results of operations from our office/industrial buildings and land sales depend on local economic and real estate conditions, including the availability of comparable, competing buildings and land. Most of our office/industrial buildings are located in the Baltimore-Washington region, including Columbia, Maryland, and in the Las Vegas, Nevada metropolitan area. Our land sales relate primarily to land in and around Columbia, Maryland, and Las Vegas, Nevada. These office/industrial buildings and land sales are affected by economic developments in the Baltimore-Washington region and the greater Las Vegas, Nevada metropolitan area, and by local real estate conditions and factors such as applicable zoning laws and the availability of financing for residential development.

Our Nevada properties are vulnerable to special local economic and environmental conditions

   We own significant properties in Nevada, including the following: approximately 2.1 million rentable square feet of office and industrial space primarily around Las Vegas; Fashion Show, a 773,000 square foot regional shopping center located on the "Strip" in Las Vegas, which is currently being expanded; two Tournament Players Club golf clubs in Summerlin, Nevada; and approximately 7,800 saleable acres of development and investment land located primarily in Summerlin.

   The Las Vegas metropolitan area is a desert environment where the ability to develop real estate is largely dependent on the continued availability of water. The Las Vegas metropolitan area has a limited supply of water to service future development, and it may not be successful in obtaining new sources of water. If new sources of water prove to be inadequate, our development activities could be adversely affected.

   The Las Vegas valley is classified as a serious PM-10 nonattainment area by the U.S. Environmental Protection Agency, or EPA. Both PM-10 and carbon monoxide are pollutants for which the EPA has established National Ambient Air Quality Standards. State Implementation Plans, known as "SIPs", are being developed by the Clark County Air Quality Management Board to maintain EPA standards for carbon monoxide and to achieve EPA standards for PM-10. The SIPs will affect the cost of development but are not expected to have a material impact. In the event the EPA does not approve the SIPs, federal sanctions for non-attainment or the imposition of a Federal Implementation Plan could adversely affect our real estate development activities in the Las Vegas valley.

   The rate of growth in the Las Vegas metropolitan area has been straining the capacity of the existing infrastructure, particularly schools, water delivery systems, transportation systems, flood control programs and sewage treatment facilities. Federal, state and local government agencies finance the construction of infrastructure improvements through various means, including general obligation bond issues, some of which require voter approval. The failure of these agencies to obtain financing for, or to complete, infrastructure improvements could materially delay our development efforts in the area or materially increase our development costs through the imposition of impact fees and other fees and taxes, or by requiring us to construct or fund portions of infrastructure.

   Several states, in addition to Nevada and New Jersey, have legalized casino gaming and other forms of gambling in recent years. A number of states have also negotiated compacts with Indian tribes under the U.S. Indian Gaming Regulatory Act of 1988 that permit gaming on Indian lands. These additional gaming venues create alternative destinations for gamblers and tourists who might otherwise visit Las Vegas. These gaming venues could have an adverse effect on the Las Vegas economy and on our properties in the Las Vegas area.

Our development projects are dependent on financing and governmental approvals and vulnerable to unforeseen costs, delays and uncertain revenue streams

   Our new project developments are dependent on:

  .  the availability of financing; and

  . the receipt of zoning, occupancy and other required governmental permits and authorizations.

These projects may be vulnerable to:

  .  construction delays or cost overruns that may increase project costs;

  . the failure to achieve anticipated occupancy or sales levels or sustain anticipated occupancy or sales levels; and

  . decisions not to proceed with projects, which will result in the write-off of any pre-development costs.

We may acquire or develop new properties, and this activity is subject to various risks

   We intend to continue to pursue development and expansion activities as opportunities arise. In connection with any development or expansion, we will incur various risks, including:

  .  we may abandon development or expansion opportunities that we explore;

  . construction costs of a project may exceed original estimates or available financing, possibly making the project unprofitable;

  . we may not be able to refinance construction loans, which generally have full recourse to us;

  . rents and operating costs at a completed project will not meet projections and, therefore, the project may not be profitable; and

  . the need for anchor, mortgage lender and property partner approvals, if applicable, for expansion activities.

If a development project is unsuccessful, our loss could exceed our investment in the project.

Our properties are uninsured against certain catastrophic losses

   We carry liability, fire, flood, extended coverage and rental loss insurance on our properties with insured limits and policy specifications that we believe are customary for similar properties. However, certain losses of a catastrophic nature, such as wars, earthquakes or other similar catastrophic events, may be either uninsurable or, in our judgment, not insurable on a financially reasonable basis. Losses related to terrorism are becoming increasingly harder and more expensive to insure against, and, as a result, we may not insure some of our properties against terrorism. If a major uninsured loss occurs, we could lose both our invested capital in and anticipated profits from the affected property.

We invest in real estate investments which may be illiquid

   Real estate investments are relatively illiquid and some of our properties are subject to restrictions on transfer. This illiquidity tends to limit our ability to vary our portfolio promptly in response to changes in economic or other conditions. In addition, significant expenditures associated with each real estate investment, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in revenue from the investment. If revenue from a property declines while the related expenses do not decline, our earnings and cash available for distribution to our stockholders would be adversely affected. A significant portion of our properties are mortgaged to secure payment of indebtedness and if we were unable to meet our mortgage payments, we could lose money as a result of foreclosure on the properties by the various mortgagees. In addition, if it becomes necessary or desirable for us to dispose of one or more of the mortgaged properties, we might not be able to obtain a release of the lien on the mortgaged property without payment of the associated debt.

We are subject to extensive environmental regulation which could impose higher costs or liabilities on us

   We, as an owner, operator and manager of real property, are subject to extensive regulation under federal, state and local environmental laws. These laws are subject to change from time to time and could impose higher costs or liabilities on us.

   Under various environmental laws, a current or previous owner or operator of real property may become liable for the costs of the investigation, removal and remediation of hazardous or toxic substances on, under, in or migrating from that property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The presence of hazardous or toxic substances, or the failure to remediate hazardous or toxic substances when present, may impair the owner's ability to sell or rent the real property or to borrow using that property as collateral.

   Persons who arrange for the disposal or treatment of hazardous or toxic wastes may also be liable for the costs of the investigation, removal and remediation of such wastes at the disposal or treatment facility, regardless of whether the facility is owned or operated by that person. Other environmental laws require abatement or removal of asbestos-containing materials when demolishing, renovating or remodeling, impose worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air.

   Environmental laws also strictly regulate underground storage tanks to prevent leakage or other releases of hazardous substances into the environment. We could be held liable for costs associated with the release of regulated substances or related claims because of our ownership, operation and/or management of properties containing underground storage tanks. In addition to remediation actions brought by governmental agencies, the presence of hazardous substances on a property could result in personal injury or similar claims by private plaintiffs. These claims could result in costs or liabilities which could exceed the value of that property.

   We generally conduct environmental reviews of properties that we acquire and develop. However, these reviews may fail to identify all environmental or similar problems prior to acquisition. We are not aware of any environmental condition, or notification by any private party or governmental authority of any non-compliance, liability or other claim related to any environmental condition at any of our properties that would require material expenditures by us. However, we could become subject to such claims or liabilities in the future.

We are subject to competition from other participants in the real estate industry

   We face considerable competition from other developers, managers and owners of real estate in pursuing leasing and management revenues, land for development, property acquisitions and tenants for properties. We may not be successful in responding to or addressing competitive conditions.

Our staggered board may delay, defer or prevent a change in control or other transaction that our stockholders may consider desirable

   Our board of directors is divided into three classes, with the members of each class serving a three-year term. The staggered terms for our directors may delay, defer or prevent a change in control or other transaction that might involve a premium over the then prevailing market price for shares of our common stock or other financial consequences that our stockholders may consider desirable.

We are a real estate investment trust and will continue to be subject to complex current and future tax requirements

   We began operating as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, on January 1, 1998. However, we may in the future become owned and organized, or operate, in a manner so as to disqualify us as a REIT. In order to qualify for and maintain REIT status, we must meet organizational and operational requirements. We believe that our organization and method of operation enable us to meet the current tax law requirements for qualification as a REIT. However, qualification for REIT status requires compliance with complex limitations on the type and amount of income and assets that a REIT may receive or hold.

   In order to maintain our REIT qualification, we must make distributions to our stockholders, aggregating annually at least 90% of our REIT taxable income (which does not include net capital gains). The actual amount of our future distributions to our stockholders will be based on the cash flows from operations from properties and from any future investments and on our net taxable income. We could have taxable income without sufficient funds to enable us to meet the distribution requirements applicable to a REIT. As a result, we may have to borrow funds or sell investments on less than favorable terms or pay taxable stock dividends to meet distribution requirements.

   If we fail to qualify, or fail to maintain our qualification, as a REIT, we would have to pay federal income tax, including any applicable alternative minimum tax, on our taxable income at corporate rates. In addition, distributions to our stockholders would no longer be deductible. Unless entitled to relief under statutory provisions, we would also be disqualified from treatment as a REIT for the four taxable years following the year in which qualification was lost. This treatment would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liabilities for the year or years involved. Moreover, during any period of disqualification, we would no longer be required by the Internal Revenue Code to make any distributions as a condition to REIT qualification. To the extent that distributions to stockholders would have been made in anticipation of our continuing to qualify as a REIT, we might be required to borrow funds or liquidate investments on adverse terms to pay the applicable tax. In any year in which we did not qualify as a REIT, corporate stockholders generally would be entitled to a dividends received deduction for dividends we paid.

   Future economic, market, legal, tax or other considerations may cause us to determine that it is in our best interest and the best interest of our shareholders to revoke our REIT election. We would then be disqualified from electing treatment as a REIT for the four taxable years following the year of the revocation.

RISKS RELATED TO THE PROPOSED ACQUISITION FROM RODAMCO

Our obligation to consummate the proposed acquisition from Rodamco is not subject to a financing condition

   Our obligation to purchase assets in the proposed acquisition from Rodamco is not subject to a financing condition. We intend to use the net proceeds from this offering to fund a portion of our cash commitment for this transaction. We have received a commitment from a bank for an $870 million six-month facility (subject to extensions) to fund the cash portion of the purchase price and related transaction costs. The financing commitment is subject to numerous conditions, including conditions that are different from the conditions to our obligations to consummate the proposed acquisition from Rodamco. In addition, we will be reviewing other financing alternatives. If we are unable to borrow under the financing commitment but are nonetheless liable in respect of the proposed acquisition from Rodamco, or if we need to refinance borrowings, if any, under the financing commitment, we may have to borrow funds on less favorable terms than under the terms of such commitment or sell assets. Moreover, we are obligated to pay the purchase price for the proposed acquisition from Rodamco in euros, and we bear the risk of euro to U.S. dollar exchange rate fluctuations to the extent that we do not hedge this currency exchange risk.

We are jointly and severally liable with the other purchasers under the purchase agreement for the proposed acquisition from Rodamco, such that if the other purchasers fail to perform, Rodamco could look to us for the entire amount of their liabilities under the transaction

   The purchase agreement with Rodamco obligates each of the purchasers to perform all of the obligations of the purchasers on a joint and several basis including assuming Rodamco's liabilities. As a result, if all other conditions of the proposed acquisition from Rodamco are satisfied and any of the other two purchasers are unable or unwilling to consummate the proposed acquisition from Rodamco, we would still be responsible for all liabilities and obligations under the agreement. We cannot assure you that we will be able to consummate the proposed acquisition from Rodamco if the other purchasers fail to fulfill their obligations under the purchase agreement. We could be obligated for any damages resulting from any such failure, although we would be entitled to indemnification from the defaulting purchasers.

Our obligation to consummate the proposed acquisition from Rodamco is subject to limited third party consent requirements so that if some consents are not obtained, our ability to acquire the assets or assume outstanding property indebtedness may be adversely affected

   In order to transfer some of the properties and to assume the property-related debt, we will need to obtain consents of certain other owners of these properties and from certain lenders. Obtaining some of these consents is not a closing condition under the purchase agreement. If we are unable to obtain these third party consents that are not a condition to our obligation to consummate the proposed acquisition from Rodamco, we may not be able to acquire the related properties, or we may have to refinance those properties or may lose our rights to manage those properties. As a result, we may not realize the anticipated benefits from the transaction or may need to refinance indebtedness on less advantageous terms.

We may be obligated to acquire the properties in the proposed acquisition from Rodamco, even if these properties have declined in value significantly

   Our obligation to consummate the proposed acquisition from Rodamco is subject to the absence of a material adverse effect on Rodamco taken as a whole rather than with respect to the specific properties that we have agreed to acquire. In addition, for purposes of the purchase agreement, material adverse effect excludes the effect of the following:

    . general changes in the economy or financial markets of the United States or any other region outside of the United States;

    . changes in law that affect real estate investment trusts generally, unless such changes have a materially disproportionate effect, relative to other industry participants, on Rodamco and its subsidiaries, taken as a whole; and

    . changes that affect the retail industry or retail real estate properties generally, unless such changes have a materially disproportionate effect, relative to other industry participants, on Rodamco and its subsidiaries, taken as a whole.

As a result, the purchasers may be obligated under the purchase agreement with Rodamco to purchase the retail centers from Rodamco even if a material adverse change has occurred with respect to specific properties. However, if a purchaser's property suffers certain defined damage or loss of value, such purchaser may require that all purchasers jointly acquire that property.

Properties designated for sale which will be acquired jointly may not be sold on the anticipated time schedule or at the prices expected

   We and the other two purchasers have agreed to own jointly some of the properties being acquired in the proposed acquisition from Rodamco. We and the purchasers have designated some of these jointly-owned properties for sale. We will not have independent control over the timing and manner of these sales, but rather will have to make decisions jointly with the other two purchasers. These sales will be, in many cases, subject to consent or first refusal rights that may delay the sale or reduce the expected price. As a result, we cannot be certain as to the timing or terms of any potential sale of these assets.

We will share control of some of the acquired properties with the other two purchasers and may have conflicts of interest with those purchasers

   We will own a number of the acquired properties jointly with the other two purchasers. The consent of each of the other purchasers could be required with respect to financing, encumbering, expanding or selling any of these properties. We might not have the same interests as the other purchasers in relation to these properties. Accordingly, we might not be able to favorably resolve any of these issues, or we might have to provide financial or other inducement to the other purchasers to obtain a favorable resolution.

   In addition, various restrictive provisions and rights apply to sales or transfers of interests in the jointly-owned properties. Among other things, we might be required to make decisions about buying or selling interests in a property or properties at a time that is disadvantageous to us.

We may be responsible for unknown material liabilities

   We may be exposed to liabilities relating to Rodamco that we may have failed to discover prior to entering into the purchase agreement. These liabilities may include liabilities that arise from non-compliance with environmental laws by prior owners for which we, as a successor owner, will be responsible. Our purchase agreement with Rodamco does not provide for indemnification of us by Rodamco for these liabilities since Rodamco will be liquidated following completion of the proposed acquisition.

We will be acquiring partnership interests with existing partners who have tax protection arrangements in place

   We will be acquiring our interests in some properties by acquiring interests in existing partnerships. These existing partnerships have arrangements in place that protect the deferred tax situation of existing third party limited partners. Violation of these agreements could impose costs on us. As a result, we may be restricted with respect to decisions such as financing, encumbering, expanding or selling these properties.

We may not be able to successfully integrate the properties acquired from Rodamco into our operations

   The success of the acquisition of properties from Rodamco will depend, in part, on our ability to:

       . efficiently integrate the acquired properties and employees into our organization; and

       . apply our financial and management controls and reporting systems and procedures to the acquired properties.

Any inability to successfully integrate the acquired properties into our operations may adversely affect our results of operations and financial condition.

In preparing pro forma financial information reflecting the proposed acquisition from Rodamco, we have used unaudited financial information provided to us by Rodamco, which we have not been able to independently verify

   To prepare an unaudited pro forma statement of Net Operating Income reflecting the possible financial effect of the proposed acquisition from Rodamco in this prospectus supplement, we have used unaudited financial statements and financial data for some of the properties that we intend to acquire. We obtained this financial information from Rodamco. We have not been able to independently verify this information, and this information has not been reviewed by independent accountants. As a result, we cannot assure you that this information is accurate in all respects and, therefore, you should exercise caution when reviewing the unaudited pro forma statement of Net Operating Income.

We may not be able to achieve the anticipated financial and operating results from our newly acquired assets

   We believe that the proposed acquisition from Rodamco will enhance our future financial performance, including our net earnings, Net Operating Income and Funds From Operations. This belief is subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from anticipated results. In addition, this belief is based on certain assumptions, many of which are also forward-looking and uncertain in nature, including assumptions regarding our ability to:

       . integrate and manage our new properties in a way that will allow us to realize cost savings and synergies;

       .  increase the occupancy rates and rents at our new properties;

       . dispose of the assets which are intended to be sold within the periods and on the terms we currently anticipate; and

       . raise long-term financing that will allow us to implement a capital structure at a cost of capital consistent with our objectives and expectations.

Factors that could cause our analyses and assumptions to differ from those implied or assumed by us include the factors discussed under "Risk Factors" as well as in Exhibit 99.2 to our Annual Report on Form 10-K for the year ended December 31, 2000. As a result of the risks and uncertainties attendant with the forward-looking statements described above and their underlying assumptions, investors should not rely upon our forward-looking statements as predictions of actual results.

Our pending acquisition from Rodamco may not occur, such that our stockholders may not realize any benefits from this transaction

   The purchase agreement relating to the proposed acquisition from Rodamco contains closing conditions that need to be satisfied before the transaction can be consummated. The satisfaction of most of these conditions is outside of our control, and, therefore, we cannot assure you that the acquisition will be consummated. These conditions include obtaining approval of Rodamco's shareholders for the transaction and necessary regulatory approvals. In addition, it is a condition to closing that no material adverse effect with respect to Rodamco shall have occurred. Because the three purchasers may have differing interests, if a condition is not satisfied, it may be difficult to obtain a waiver of such condition from the other purchasers. If the proposed acquisition from Rodamco is not consummated, our stockholders will not realize any benefits from the transaction.

   We expect to hold a substantial portion of the proceeds of this offering in cash or short-term investments until the closing of the transaction or to use the proceeds to temporarily reduce borrowings under our existing $375 million credit facility. If the closing does not occur, we will have broad discretion to use the net proceeds of this offering for general corporate purposes, including other acquisitions or repayment of indebtedness under our existing credit facility.

                                USE OF PROCEEDS

   The net proceeds from this offering are estimated to be approximately $397,300,000 ($456,895,000 if the underwriter exercises its over-allotment option in full) before deducting transaction costs payable by us (estimated to be approximately $1,500,000). We intend to use the net proceeds from the sale of our common stock to fund a portion of our cash requirements in connection with our agreement to acquire properties and other specified assets from Rodamco. Prior to closing of the acquisition, we intend to hold a substantial portion of the proceeds of this offering in cash or short-term investments or to use the proceeds to temporarily reduce borrowings under our existing $375 million credit facility. If the closing does not occur, we will use the net proceeds of this offering for general corporate purposes, including other acquisitions or repayment of indebtedness under our existing credit facility. Our credit facility matures at the end of 2003, and borrowings under this facility currently bear interest at a rate of LIBOR plus 1%.

                           THE PROPOSED ACQUISITION

Overview of the Proposed Acquisition from Rodamco

   On January 12, 2002, we, Simon and Westfield agreed to acquire, through acquisition vehicles, substantially all of the properties and other specified assets of Rodamco, including 34 major retail centers across the United States, for an aggregate purchase price of approximately (Euro)2.48 billion (approximately $2.21 billion, based on exchange rates as of January 15, 2002) in cash, subject to adjustment, and the assumption of substantially all of Rodamco's liabilities, including approximately $2.18 billion of U.S. dollar denominated property debt and subsidiary perpetual preferred stock (which does not include U.S. dollar denominated debt encumbering properties to be held by the three purchasers jointly which totals approximately $602 million). Additional obligations borne by the purchasers totaling $1.175 billion include repayment of Rodamco corporate debt and payment of transaction costs. The purchase price will be reduced by any amounts paid by Rodamco to its shareholders prior to the closing of this acquisition. If the closing occurs after May 15, 2002, then the purchasers' cash purchase price will be increased by an amount equal to the product of (Euro)622,642 and the number of days from May 1, 2002 until the closing. The purchasers have agreed to assume substantially all of Rodamco's liabilities but have not assumed some obligations of Rodamco and its subsidiaries, such as Rodamco's obligations to pay Dutch taxes related to this acquisition and certain covenants relating to the manner in which Rodamco and its subsidiaries may conduct their business.

   Rodamco is a publicly traded, Netherlands-based property company. Its portfolio consists primarily of high-quality regional malls in the United States, as well as ownership interests in other real estate assets. The purchasers have separately agreed to divide the assets to be purchased. We have agreed to acquire, directly or indirectly, interests in the following eight retail centers:

                         .  Lakeside Mall
                              Sterling Heights, MI

                         .  North Star Mall
                              San Antonio, TX

                         .  Collin Creek
                              Plano, TX

                         .  Perimeter Mall
                              Atlanta, GA

                         .  Willowbrook
                              Wayne, NJ

                         .  The Streets at Southpoint
                              Durham, NC

                         .  Oakbrook Center
                              Oakbrook, IL

                         .  Water Tower Place
                              Chicago, IL

   We currently hold interests in and manage the Perimeter Mall, Willowbrook and Collin Creek retail centers and will be acquiring the remaining interests in these retail centers currently held by Rodamco. We currently hold a 3% interest in North Star Mall and will acquire this property in its entirety from Rodamco. The other four retail centers, Water Tower Place, Lakeside Mall, Oakbrook Center and The Streets at Southpoint, will provide us with a new or expanded presence in three markets, Chicago, IL, Detroit, MI and Durham, NC. The Streets at Southpoint is under construction, and we expect it to be completed in March 2002.

   Simon currently owns four of the portfolio assets in joint ventures with Rodamco, and Westfield owns one of the assets in a Rodamco joint venture. Each of these purchasers will acquire the remaining ownership interests in its existing joint venture assets. The balance of the retail center portfolio has been allocated based upon the market presence and other strategic considerations of the purchasers.

   In connection with the proposed acquisition, Westfield will acquire Rodamco's interest in Franklin Park Mall in Toledo, OH. It is anticipated that Westfield will acquire our interest in Franklin Park Mall.

   The three purchasers will jointly own the remaining assets acquired from Rodamco. We will own an approximately 27.3% interest in these assets, most of which are intended to be sold. These assets include Rodamco's interests in a third party property management company (RoProperty Services BV), a New York office building (745 Fifth Avenue) and investments in real estate operating companies (South Square Mall, River Ridge, The Plaza at Saw Mill Place, Tishman Investments, Westin New York and Kravco). The purchasers intend to operate and to develop another third party management business, Urban Retail Properties Co., with a view to capitalizing upon its current market position and the skills and talents of its existing employees.

   The purchase agreement with Rodamco was entered into on January 12, 2002. The obligations of the purchasers under the purchase agreement are joint and several. We, Simon and Westfield have allocated the assets to be purchased from Rodamco, the liabilities to be assumed and the obligations with respect to the purchase price under a separate joint purchase agreement to which Rodamco is not a party.

   The purchase agreement with Rodamco contains customary representations and warranties by Rodamco, including representations and warranties relating to:

       .  its financial statements;

       .  its organization;

       .  its subsidiaries;

       .  its capitalization;

       .  the conduct of its business;

       .  environmental matters;

       .  properties owned;

       .  liabilities;

       .  employee benefits, labor and employment matters;

       .  insurance;

       .  compliance with law;

       .  litigation and taxes;

       .  absence of material adverse changes;

       .  material contracts; and

       .  transactions with affiliates.

These representations and warranties will not survive the consummation of the purchase of Rodamco's assets. Rodamco will not indemnify us for any breaches of these representations and warranties. Rodamco will liquidate after it sells its assets to us, Simon and Westfield and, therefore, we will not be able to assert any claims against Rodamco following completion of the acquisition.

   Our obligations and those of Simon and Westfield under the purchase agreement are subject to certain conditions. However, our obligations and those of Simon and Westfield are not subject to our ability to secure financing. The conditions to the purchasers' obligations under the purchase agreement include the following:

       . approval of the transaction by two-thirds of the votes cast by Rodamco shareholders (excluding shares held by a trust established by Rodamco) at a Rodamco shareholders meeting;

       . the amount per Rodamco share available for distribution by Rodamco following the sale of its assets being not less than (Euro)53 (prior to giving effect to any Dutch withholding tax) and this distribution being imminent;

       . the absence of material litigation relating to the transaction or us, Simon or Westfield;

       . the absence of an injunction or similar order prohibiting the transaction;

       . the receipt of waivers or consents of certain third parties that currently have business relationships with Rodamco or its assets;

       .  the receipt of any required governmental or regulatory approvals;

       . the accuracy of Rodamco's representations and warranties, except where the failure to be accurate would not reasonably be expected to have a material adverse effect on Rodamco;

       .  Rodamco having performed its covenants in all material respects;

       .  no material adverse effect on Rodamco since January 12, 2002; and

       .  the receipt of confirmation regarding certain tax-related matters.

   For purposes of the purchase agreement, material adverse effect on Rodamco means a material adverse effect on the business, properties, liabilities, financial condition or results of operations of Rodamco and its subsidiaries, taken as a whole, excluding the effect of:

       . general changes in the economy or financial markets of the United States or any other region outside of the United States;

       . changes in law that affect real estate investment trusts generally, unless such changes have a materially disproportionate effect, relative to other industry participants, on Rodamco and its subsidiaries, taken as a whole; and

       . changes that affect the retail industry or retail real estate properties generally, unless such changes have a materially disproportionate effect, relative to other industry participants, on Rodamco and its subsidiaries, taken as a whole.

   Rodamco's obligations to sell its assets are subject to similar conditions relating to shareholder approval, the amount it will be able to distribute to its shareholders following the asset sale, the absence of injunctions, the receipt of required governmental or regulatory approvals, accuracy of representations and warranties and performance of covenants.

   Rodamco has agreed to conduct its business in the ordinary and usual course consistent with past practice pending completion of its sale of assets to us, Simon and Westfield. As part of this commitment, Rodamco has agreed to restrictions on its activities pending closing, including agreeing not to do any of the following unless otherwise provided in the purchase agreement or approved by the three purchasers:

       .  amend its organizational documents;

       .  acquire significant assets;

       .  make capital expenditures in excess of specified amounts;

       .  redeem its stock (other than shares held by a voting trust);

       .  encumber or transfer its assets;

       .  make or rescind any tax election relating to REIT or Dutch tax status;

       .  make new arrangements regarding employee benefits;

       . materially amend or terminate any material contract or insurance policy; and

       .  settle any significant litigation.

   Rodamco has also agreed to comply with specified pre-closing and tax-related covenants.

   The purchase agreement may be terminated under certain circumstances, including:

       . by the mutual written consent of all of Rodamco, us, Simon and Westfield;

       . by Rodamco or us, Simon and Westfield if a governmental authority shall have enjoined or otherwise prohibited the transaction and the order is non-appealable;
       . by Rodamco if its Supervisory Board accepts an acquisition proposal from another party which is more favorable to Rodamco's shareholders than this transaction;

       . by us, Simon and Westfield, if the Rodamco Supervisory Board changes its recommendation of the proposed transaction or recommends another transaction;

       .  if Rodamco shareholders do not approve the transaction;

       . by Rodamco in the event of a material breach by purchasers of a covenant, representation or warranty;

       . by us, Simon and Westfield in the event of a material breach of a covenant by Rodamco or a breach of a representation or warranty which would result in a material adverse effect on Rodamco;

       . by Rodamco or us, Simon and Westfield if the transaction does not close by July 15, 2002; and

       . by Rodamco if the amount that it will be able to distribute to its shareholders will be less than (Euro)53 per share (before giving effect to Dutch withholding taxes), unless the distribution to Rodamco shareholders could be restructured as to timing so that the
          (Euro)53 per share condition can be satisfied.

   If the transaction is completed, existing employment, severance and change of control agreements between Rodamco and its employees will be honored by the purchasers.

   We have agreed to allow the Rodamco employees who become our employees to participate in our employee benefit plans on a basis comparable to similarly situated employees. We also have agreed to indemnify Rodamco's directors and officers against certain liabilities, including liabilities related to the proposed acquisition, and to maintain directors and officers liability insurance for the benefit of these persons for a specified time period.

   In connection with the purchase agreement with Rodamco, we also entered into a joint purchase agreement with Simon and Westfield. This agreement allocates among the purchasers the properties that each purchaser will acquire and sets forth the basis upon which the portion of the aggregate purchase price to be paid to Rodamco by each purchaser will be determined. Our share of this purchase price, which is based on the allocated prices for the properties that we are acquiring, directly or indirectly, and our share of properties to be owned jointly with Simon and Westfield, is currently expected to be (Euro)601 million (approximately $536 million, based on exchange rates as of January 15, 2002). In addition, we currently expect to assume approximately $675 million of U.S. dollar denominated property debt and subsidiary perpetual preferred stock (which does not include the debt encumbering properties to be held by the three purchasers jointly). We will also pay our proportionate share of Rodamco corporate debt and transaction costs of approximately $321 million. These amounts are subject to adjustment at closing depending upon various factors including changes in Rodamco debt levels and whether Rodamco has disposed of certain properties intended for sale. The joint purchase agreement does not affect our joint and several liability to Rodamco pursuant to the purchase agreement.

   The purchasers have also agreed that if one of the purchasers decides not to purchase a property due to a failure to obtain a required third party consent relating to that property, the other purchasers may elect to purchase that property themselves. The purchasers have also agreed that, if a property suffers certain defined damage or loss of value, the purchaser of that property may cause that property to be jointly acquired by all the purchasers.

   The joint purchase agreement also provides that assets which are to be acquired jointly by the purchasers generally will be controlled jointly. In addition, assets allocated to a specific purchaser which are currently held by Urban Shopping Centers are expected to remain in that entity. However, to the extent consistent with existing agreements, properties owned by Urban Shopping Centers which are allocated to a specific purchaser are intended to be managed by and for the benefit of that purchaser following the closing. Our interest in Water Tower Place, Oakbrook Center and The Streets at Southpoint will be held in Urban Shopping Centers.

   Pending closing of the proposed acquisition from Rodamco, the agreement among the purchasers provides that all consents, approvals or waivers given by the purchasers under the purchase agreement will require the unanimous agreement of the purchasers unless the particular consent, approval or waiver relates exclusively to an asset allocated solely to one of the purchasers. The agreement among the purchasers provides that if the purchasers do not all agree as to whether a condition to the purchase agreement is satisfied, and the purchaser who does not believe that a condition has been satisfied does not agree to waive satisfaction of that condition, then that purchaser may terminate the purchase agreement unless either or both of the other purchasers pursue the transaction on their own. The purchaser terminating the purchase agreement in this circumstance indemnifies the other purchasers for all damages arising out of claims that the purchase agreement was wrongfully terminated.

   If any of the purchasers is unable or unwilling to consummate the transactions contemplated by the purchase agreement, the other purchasers will have the right to purchase the assets of Rodamco as contemplated by the purchase agreement without the unable or unwilling party. In that case, the non-purchasing party will nevertheless be obligated to purchase Rodamco's interest in properties that are currently jointly owned by that purchaser and Rodamco. For example, we would purchase Rodamco's interest in Collin Creek, Perimeter Mall and Willowbrook in which we currently own the remaining interests in such a situation. We cannot assure you that the proposed acquisition from Rodamco will be completed if one of the purchasers is unable or unwilling to complete its portion of the proposed acquisition from Rodamco.

   If any purchaser breaches its obligations under the purchase agreement or the joint purchase agreement and the breach results in termination of the purchase agreement, the breaching purchaser is obligated to indemnify the other purchasers for any claim arising from the termination. However, the non-breaching purchasers will remain jointly and severally liable for any potential damages to Rodamco and the indemnity from the breaching purchaser may not adequately protect the non-breaching purchasers.

   Westfield has agreed to vote its shares of Rodamco in favor of the transaction. These shares represent approximately 23.9% of the outstanding shares of Rodamco (excluding shares held by a trust established by Rodamco, which will be redeemed by Rodamco in connection with the transaction).

Financing Commitment for the Proposed Acquisition from Rodamco

   On January 11, 2002, we received a commitment from Banc of America Securities LLC and Banc of America Mortgage Capital Corporation for an $870 million facility maturing in six months from the closing of the acquisition. We have the right to extend the commitment for an additional six months at a 30% reduction in the initial commitment amount and a further six months at a 60% reduction in the initial commitment amount. The proceeds from the financing will fund the cash portion of the purchase price and related transaction costs payable by us in connection with the acquisition. The interest rate under the financing commitment will be set during the syndication process and will vary based on leverage, length of borrowings and other factors. The interest rate is likely to be higher than the effective rate under our existing credit facility. The commitment is subject to the completion of final loan documentation which is anticipated to contain financial covenants, other covenants, representations and warranties, events of default and conditions to closing that are customary for such financings, including completion of due diligence by the lenders.

   We intend to use the proceeds of this offering to reduce the need to borrow under this commitment. In addition, prior to completion of the acquisition, we may, through other debt or equity financing, seek to reduce further the need to borrow under this commitment. After completion of the acquisition, we intend to engage in other transactions with a view to repay borrowings under this commitment before maturity including the sale of assets intended to be sold, refinancing of properties, sales of interests in some properties and the possible issuance of public debt and/or equity securities.

Pro Forma Financial Information Relating to the Proposed Acquisition from
Rodamco

   We use an operating measure known as Net Operating Income to assess operating results of our reportable segments. We define Net Operating Income as net earnings (computed in accordance with accounting principles generally accepted in the United States of America), excluding cumulative effects of changes in accounting principles, extraordinary items, gains (losses) on operating properties, real estate depreciation and amortization, deferred income taxes and interest and other financing expenses. Additionally, equity in earnings of certain unconsolidated real estate ventures is adjusted to reflect Net Operating Income on the same basis.

   We use the same accounting policies to calculate Net Operating Income as we do to calculate net earnings, except that:

       . real estate ventures in which we have joint interest and control and certain other ventures (proportionate share ventures) are accounted for using the proportionate share method rather than the equity method; and

       . our share of Net Operating Income less interest expense of other unconsolidated ventures (other/managed ventures) is included in revenues.

These differences affect only the revenues and operating expenses used in calculating Net Operating Income and have no effect on our reported net earnings or Net Operating Income.

   To assist investors in assessing the financial effect of the proposed acquisition from Rodamco, we have prepared the following unaudited pro forma statement of Net Operating Income which is based on our unaudited financial information as reflected in our Quarterly Report on Form 10-Q for the period ended September 30, 2001 and on financial information derived from financial statements and financial data provided by Rodamco for the properties to be acquired by us in which we currently hold no joint control interest. While we believe that this information provided by Rodamco is reliable, it has not been independently verified by us and has not been reviewed by independent accountants. We cannot assure you that this information is accurate, and therefore you should exercise caution when relying on this information.

   The pro forma statement of Net Operating Income does not include any Net Operating Income for the assets to be owned jointly with Simon and Westfield (other than the retail centers owned by Urban Shopping Centers) because we intend to sell most of them and believe we can do so within one year of the acquisition. The Net Operating Income of the remaining assets to be owned jointly is not significant. The pro forma statement of Net Operating Income includes adjustments to calculate the Net Operating Income of the acquired properties using the accounting policies described above and other adjustments that are explained in the notes to the pro forma statement of Net Operating Income. The pro forma statement of Net Operating Income gives effect to the acquisition of the acquired properties as if it had occurred on January 1, 2001. However, the pro forma statement of Net Operating Income does not purport to represent what our Net Operating Income actually would have been had the acquisition occurred on such date. The pro forma statement of Net Operating Income is not necessarily indicative of Net Operating Income for the full year 2001 or Net Operating Income for future periods. The pro forma statement of Net Operating Income does not reflect any interest expense, including the additional interest expense that will result from the assumption of debt under the proposed acquisition from Rodamco and additional indebtedness incurred to fund the cash portion of the purchase price for the acquisition.

                      The Rouse Company and Subsidiaries
             Unaudited Pro Forma Statement of Net Operating Income
                 For the Nine Months Ended September 30, 2001

                         -----------------------------




                            Acquired properties in which
                            The Rouse Company currently                           The Rouse
                The Rouse   ----------------------------                         Company and
               Company and   holds joint  holds no joint   Total                 subsidiaries
               subsidiaries    control       control      acquired   Pro forma    (Pro forma
               (historical) interests (2) interests (3)  properties adjustments   combined)
               ------------ ------------- -------------  ---------- -----------   ---------
Revenues (1)..   $794,823      $58,028       $115,220     $173,248  $(23,393)(4)   $910,409
                                                                     (34,269)(5)
Operating
  expenses (1)    390,608       21,953...      46,780       68,733    (8,682)(4)    433,913
                                                                     (13,933)(5)
                                                                      (2,813)(6)
                 --------      -------       --------     --------  ------------   --------
Net Operating
  Income (1)..   $404,215      $36,075       $ 68,440     $104,515  $(32,234)      $476,496
                 ========      =======       ========     ========  ============   ========

--------
(1) As calculated for purposes of our segment information presentation. See note 5 to our unaudited consolidated financial statements for the nine months ended September 30, 2001 included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001.

(2) Includes Collin Creek, Perimeter Mall and Willowbrook.

(3) Includes Lakeside Mall, Oakbrook Center, North Star Mall and Water Tower Place. We currently hold a 3% interest in North Star Mall, but do not exercise control over this retail center. Because The Streets at Southpoint does not commence operations until 2002, no operating data is reflected for this retail center.
                                             (footnotes continued on next page)

(4) Eliminates proportionate shares of revenues and operating expenses of Collin Creek, Perimeter Mall and Willowbrook included in our historical Net Operating Income for the nine months ended September 30, 2001. As we held interests in these properties at January 1, 2001, our proportionate shares of revenues and operating expenses of these properties are included in our historical information.

(5) Eliminates proportionate shares of revenues and operating expenses of Water Tower Place and Oakbrook Center representing the interests in these properties that we will not be acquiring.

(6) Eliminates ground rent expense associated with a ground lease for one retail center because Rodamco has agreed to purchase the leased land before completion of the acquisition.

   The acquisition will be accounted for using the purchase method of accounting. Accordingly, our cost of the acquisition will be allocated to the assets acquired and liabilities assumed based on their relative fair values. Collin Creek, Perimeter Mall and Willowbrook are currently held in joint ventures in which we hold joint control interests. We account for our investments in these joint ventures using the equity method. As a result of the proposed acquisition, we will own controlling interests and will begin consolidating our existing interests in these properties as of the closing of the acquisition. If we had consolidated these interests at September 30, 2001, such consolidation would have resulted in increases in consolidated property and debt of $110.8 million and $153.3 million, respectively. It would have also resulted in reductions in investments in unconsolidated real estate ventures of $8.9 million and other liabilities of $51.4 million, respectively.

   We believe that the proposed acquisition from Rodamco will enhance our financial performance in future years, including increases in our net earnings, Net Operating Income and Funds From Operations from the acquisition date. This belief is based, in part, on continued improvement in the financial performance of these properties to be acquired and achievement of anticipated synergies. We cannot assure you, however, that our actual financial performance in future periods will benefit from the proposed acquisition.

Properties to be Acquired from Rodamco

   The following table provides additional information about the retail centers which we expect to acquire, directly or indirectly, from Rodamco upon completion of the acquisition.

Consolidated Centers

                                Department Stores/
         Name and Location        Anchor Tenants    Retail Square Footage
         -----------------      ------------------- ---------------------
                                                                   Mall
                                                    Total Center   Only
                                                    ------------  -------
       Lakeside Mall            Hudson's             1,477,000    516,000
         Sterling Heights, MI   Hudson's Men & Home
                                Lord & Taylor
                                Sears
                                JCPenney
       North Star Mall          Saks Fifth Avenue    1,251,000    435,000
         San Antonio, TX        Macy's
                                Foley's
                                Dillard's
                                Mervyn's
       Collin Creek (1)         Foley's              1,120,000    330,000
         Plano, TX              JCPenney
                                Mervyn's
                                Sears
                                Dillard's

                                 Department Stores/
          Name and Location        Anchor Tenants   Retail Square Footage
          -----------------      ------------------ ----------------------
                                                    Total Center Mall Only
                                                    ------------ ---------
     Perimeter Mall (1)          Macy's               1,519,000    505,000
       Atlanta, GA               Rich's
                                 Nordstrom
                                 Rich's Furniture
                                 Store
     Willowbrook (1)             Macy's               1,525,000    498,000
       Wayne, NJ                 Bloomingdale's
                                 Lord & Taylor
                                 Sears
                                                     ----------  ---------
                                                      6,892,000  2,284,000

     Proportionate Share Centers
     Oakbrook Center (2)         Neiman Marcus        2,267,000    842,000
       Oakbrook, IL              Saks Fifth Avenue
                                 Nordstrom
                                 Marshall Field's
                                 Lord & Taylor
                                 Sears
     Water Tower Place (2)       Marshall Field's       820,000    310,000
       Chicago, IL               Lord & Taylor
                                                     ----------  ---------
                                                      3,087,000  1,152,000
                                                     ----------  ---------

     In Development
     The Streets at Southpoint   Nordstrom            1,320,000    590,000
       Durham, NC                Hecht's
                                 Belk
                                 Sears
                                 JCPenney
                                                     ----------  ---------

                                            TOTAL:   11,299,000  4,026,000
                                                     ==========  =========

--------
(1) Projects owned by joint ventures or partnerships in which we currently own between a 30% and 50% interest.
(2) Projects in which we will acquire between a 45% and 55% interest.

                   EXISTING PROPERTIES OF THE ROUSE COMPANY

   The following table sets forth basic information concerning our existing properties. This table should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2000 and the other documents incorporated by reference in the accompanying prospectus.

Retail Centers in Operation

                                                         Retail Square Footage
 -                                                       ---------------------
                                 Department Stores/        Total       Mall
    Consolidated Centers           Anchor Tenants          Center      Only
    --------------------     ---------------------------  ---------   -------
 Augusta Mall                Rich's; Macy's; JCPenney;   1,066,000   317,000
   Augusta, GA               Sears; Dillard's
 The Shops at Arizona Center --                            230,000   230,000
   Phoenix, AZ
 Bayside Marketplace         --                            227,000   227,000
   Miami, FL
 Beachwood Place             Saks Fifth Avenue;            914,000   350,000
   Cleveland, OH             Dillard's; Nordstrom
 Cherry Hill Mall            Strawbridge's, Macy's;      1,283,000   534,000
   Cherry Hill, NJ           JCPenney
 The Mall in Columbia        Nordstrom; Hecht's;         1,318,000   506,000
   Columbia, MD              JCPenney; Sears; Lord &
                             Taylor
 Echelon Mall                Strawbridge's; JCPenney;    1,140,000   429,000
   Voorhees, NJ              Boscov's
 Exton Square                Strawbridge's; Boscov's;      974,000   361,000
   Exton, PA                 Sears; JCPenney
 Faneuil Hall Marketplace    --                            198,000   198,000
   Boston, MA
 Fashion Place               Dillard's; Nordstrom; Sears   886,000   320,000
   Salt Lake City, UT
 Fashion Show                Neiman Marcus; Saks Fifth     773,000   213,000
   Las Vegas, NV             Avenue; Macy's; Dillard's;
                             Robinsons-May
 The Gallery at Harborplace  --                            139,000   139,000
   Baltimore, MD
 The Gallery at Market East  Strawbridge's; JCPenney;    1,009,000   193,000
   Philadelphia, PA          Kmart
 Governor's Square           Burdines; Dillard's; Sears; 1,043,000   339,000
   Tallahassee, FL           JCPenney
 Harborplace                 --                            143,000   143,000
   Baltimore, MD
 Hulen Mall                  Foley's; Dillard's; Sears     938,000   327,000
   Ft. Worth, TX
 The Jacksonville Landing    --                            125,000   125,000
   Jacksonville, FL

Retail Centers in Operation

                              Department Stores/
    Consolidated Centers        Anchor Tenants         Retail Square Footage
    --------------------  --------------------------- -----------------------
                                                      Total Center Mall Only
                                                      ------------ ----------
   Mall St. Matthews      Dillard's (two stores);       1,110,000     361,000
     Louisville, KY       JCPenney; Lord & Taylor
   Mondawmin Mall/        --                              442,000     442,000
     Metro Plaza
     Baltimore, MD
   Moorestown Mall        Strawbridge's; Boscov's;      1,033,000     339,000
     Moorestown, NJ       Sears; Lord & Taylor
   Oakwood Center         Sears; Dillard's; JCPenney;     947,000     349,000
     Gretna, LA           Mervyn's California
   Oviedo Marketplace     Dillard's; Regal Cinema;        955,000     335,000
     Orlando, FL          Burdines; Sears
   Owings Mills           Macy's; Hecht's; JCPenney;    1,223,000     410,000
     Baltimore, MD        Lord & Taylor; General
                          Cinema 17
   Paramus Park           Macy's; Sears                   779,000     312,000
     Paramus, NJ
   Pioneer Place          Saks Fifth Avenue               374,000     314,000
     Portland, OR
   Plymouth Meeting       Strawbridge's; Boscov's;        822,000     365,000
     Plymouth Meeting, PA General Cinema 12
   Riverwalk              --                              197,000     197,000
     New Orleans, LA
   South Street Seaport   --                              261,000     261,000
     New York, NY
   Village of Cross Keys  --                               81,000      81,000
     Baltimore, MD
   Westdale Mall          JCPenney; Von Maur;             912,000     383,000
     Cedar Rapids, IA     Younkers
   Westlake Center        --                              111,000     111,000
     Seattle, WA
   White Marsh            Macy's; JCPenney; Hecht's;    1,156,000     367,000
     Baltimore, MD        Sears; Lord & Taylor
   Woodbridge Center      Lord & Taylor; Sears;         1,546,000     560,000
     Woodbridge, NJ       Macy's; Fortunoff;
                          JCPenney
   Village Centers in     --                           1,223,000   1,223,000
     Columbia, MD (12)
                                                       ----------  ----------
                          Total Consolidated
                          Centers in Operation         25,578,000  11,361,000
                                                       ==========  ==========

Retail Centers in Operation

                                                          Retail Square Footage
Proportionate Share Centers      Department Stores/      -----------------------
(Note 1)                           Anchor Tenants        Total Center Mall Only
--------------------------- ---------------------------- ------------ ----------
   Bridgewater Commons      Lord & Taylor; Macy's;           888,000   385,000
     Bridgewater, NJ        Bloomingdale's
   Collin Creek             Dillard's; Foley's;            1,120,000   330,000
     Plano, TX              JCPenney; Sears; Mervyn's
   Franklin Park            Marshall Field's; JCPenney;    1,109,000   323,000
     Toledo, OH             Jacobson's; Dillard's;
                            JC Penney Home Store
   Highland Mall            Dillard's (two stores);        1,086,000   368,000
     Austin, TX             Foley's; JCPenney
   Park Meadows             Dillard's; Foley's; Lord &     1,557,000   606,000
     Littleton, CO          Taylor; Nordstrom;
                            JCPenney
   Perimeter Mall           Macy's; Rich's; Nordstrom;     1,519,000   505,000
     Atlanta, GA            Rich's Furniture Store
   Towson Town Center       Hecht's; Nordstrom               968,000   538,000
     Baltimore, MD
   Willowbrook              Macy's; Lord & Taylor;         1,528,000   500,000
     Wayne, NJ              Bloomingdale's; Sears
   Village Centers          --                               383,000   383,000
     Summerlin, NV (3)
                                                          ----------  ----------
                            Total Proportionate
                            Share Centers in
                            Operation                     10,158,000  3,938,000
                                                          ----------  ----------
   Other/Managed
     Centers
   Randhurst                Carson, Pirie, Scott; Kohl's   1,404,000   681,000
     Mt. Prospect, IL
   Ridgedale Center         Dayton's Women's;              1,036,000   343,000
     Minneapolis, MN        JCPenney; Sears; Dayton's
                            Men & Home
   Southland Center         Hudson's; Mervyn's               905,000   322,000
     Taylor, MI             California; JCPenney
   Staten Island Mall       Sears; Macy's; JCPenney        1,229,000   622,000
     Staten Island, NY
   Town & Country Center    Sears; Marshalls                 597,000     344,000
     Miami, FL
                                                          ----------  ----------
                            Total Other/Managed
                            Centers in Operation           5,171,000   2,312,000
                                                          ----------  ----------
                            Total Retail Centers in
                            Operation                     40,907,000  17,611,000
                                                          ==========  ==========

--------
Note 1 - Includes projects owned by joint ventures or partnerships in which our interests is at least 30%,

Office and Other Properties in Operation

Consolidated Office and Other Properties           Location          Square Feet
----------------------------------------           --------          -----------
Arizona Center                                    Phoenix, AZ
 Garden Office Pavilion                                                  33,000
 One Arizona Center Office Tower                                        330,000
 Two Arizona Center Office Tower                                        449,000
The Gallery at Harborplace                       Baltimore, MD
 Office Tower                                                           265,000
 Renaissance Hotel                                                    622 rooms
Pioneer Place                                    Portland, OR
 Office Tower                                                           283,000
Village of Cross Keys                            Baltimore, MD
 Village Square Offices                                                  69,000
 Quadrangle Offices                                                     109,000
Westlake Center                                   Seattle, WA
 Office Tower                                                           342,000
Columbia Office (12 buildings)                   Columbia, MD         1,135,000
Columbia Industrial (6 buildings)                Columbia, MD           306,000
Hughes Center (15 buildings)                     Las Vegas, NV        1,180,000
Summerlin Commercial (25 buildings)              Summerlin, NV          927,000
Owings Mills Town Center (4 buildings)           Baltimore, MD          732,000
Inglewood Business Center (7 buildings)    Prince Georges County, MD    538,000
Hunt Valley Business Center (21 buildings)       Baltimore, MD        1,556,000
Rutherford Business Center (20 buildings)        Baltimore, MD          783,000
Other Office Projects (5 buildings)                 Various             305,000
                                                                      ---------
                                           Total Consolidated Office
                                             and Other Properties     9,342,000
                                                                      =========

                                                                        Retail Square Footage
                                                                        ---------------------
                                                 Department Stores/       Total      Tenant
Projects Under Construction or in Development      Anchor Tenants         Center     Space
--------------------------------------------- ------------------------- ---------  ---------

        Fashion Show Expansion                Neiman Marcus;            1,000,000    290,000
         Las Vegas, NV                        Nordstrom; Saks Fifth
                                              Avenue; Macy's;
                                              Robinsons-May; Lord &
                                              Taylor; Dillard's;
                                              Bloomingdale's

        Bridgewater Commons Expansion         Bloomingdale's;             300,000    150,000
         Bridgewater, NJ                      Bloomingdale's Home

        Summerlin Center                      Robinsons-May; Lord &     1,050,000    350,000
         Summerlin, NV                        Taylor; Dillard's; Macy's

        The Shops at La Cantera               Neiman Marcus;            1,300,000    400,000
         San Antonio, TX                      Nordstrom; Dillard's;
                                              Foley's

        Kendall Town Center                   Dillard's                 1,200,000    350,000
         Miami, FL                            Office                      100,000    100,000

        Village of Merrick Park               Neiman Marcus; Nordstrom    795,000    435,000
         Coral Gables, FL                     Office                      110,000    110,000

        Corporate Pointe                      Office/Industrial           110,000    110,000
         Summerlin, NV
                                                                        ---------  ---------
                                              Total Projects Under
                                              Construction or in
                                              Development               5,965,000  2,295,000
                                                                        =========  =========

                          PRICE RANGE OF COMMON STOCK
                                 AND DIVIDENDS

   Our common stock is listed on the New York Stock Exchange under the symbol "RSE." The following table presents, for the periods indicated, the high and low closing sale prices of our common stock as reported by the New York Stock Exchange, and the dividend per share declared for these periods.

                                                   High   Low   Dividend
                                                  ------ ------ --------
       2000
          1st Quarter............................ $22.94 $20.31  $0.33
          2nd Quarter............................ $25.69 $20.88  $0.33
          3rd Quarter............................ $27.13 $23.63  $0.33
          4th Quarter............................ $26.56 $24.19  $0.33
       2001
          1st Quarter............................ $28.00 $24.53  $0.335
          2nd Quarter............................ $29.00 $25.14  $0.335
          3rd Quarter............................ $29.35 $24.00  $0.335
          4th Quarter............................ $30.16 $23.82  $0.335
       2002
          1st Quarter (through January 16, 2002). $29.39 $27.50      --

   On January 16, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $27.71.

   Future dividends by us will be at the discretion of our Board of Directors and will depend on our cash flow, our financial condition, our capital requirements, payment of, or provision for, full cumulative dividends for our outstanding preferred stock, the annual distribution requirements under the REIT provisions of the Internal Revenue Code and any other factors that our Board of Directors deems relevant.

                                CAPITALIZATION

   The following table sets forth the consolidated short-term debt and capitalization of Rouse and its subsidiaries at September 30, 2001 and as adjusted to give effect to this offering (before deducting transaction costs payable by us in connection with this offering). The following table does not give effect to the proposed acquisition from Rodamco, including assumed indebtedness and additional indebtedness that will be incurred to fund the proposed acquisition. The principal amount of this assumed and additional indebtedness will be substantial. See "Use of Proceeds" and "The Proposed Acquisition".

                                                                                 September 30, 2001
                                                                               ----------------------
                                                                                 Actual    As Adjusted
                                                                               ----------  -----------
                                                                                   (in thousands)
Short-term debt(1)............................................................ $  247,829  $  247,829
                                                                               ==========  ==========
Long-term debt:
   Parent Company debt and debt carrying a Parent Company guarantee of repayment:
       Property debt.......................................................... $   70,159  $   70,159
       Other debt.............................................................    680,868     680,868
   Property debt not carrying a Parent Company guarantee of repayment.........  2,500,456   2,500,456
   Long-term portion of capital lease obligations.............................      8,324       8,324
                                                                               ----------  ----------
       Total long-term debt...................................................  3,259,807   3,259,807
                                                                               ----------  ----------
Total debt(2).................................................................  3,507,636   3,507,636
                                                                               ----------  ----------
Parent Company-obligated mandatorily redeemable preferred securities of a
  Trust holding solely Parent Company subordinated debt securities............    136,965     136,965

Shareholders' equity:
   Preferred stock, par value $.01 per share; 50,000,000 shares authorized;
     4,050,000 shares of Series B Convertible Preferred stock, par value $.01
     per share, issued and outstanding........................................         41          41
   Common stock, par value $.01 per share; 250,000,000 shares authorized;
     69,272,238 shares issued and outstanding; 83,772,238 shares issued and
     outstanding as adjusted(3)...............................................        693         838
   Additional paid-in capital.................................................    761,710   1,158,865
   Accumulated deficit........................................................    (99,062)    (99,062)
   Accumulated other comprehensive income (loss)..............................     (7,829)     (7,829)
                                                                               ----------  ----------
       Net shareholders' equity...............................................    655,553   1,052,853
                                                                               ----------  ----------
Total capitalization(4)....................................................... $4,052,325  $4,449,625
                                                                               ==========  ==========

--------
(1) Short-term debt consists of the current portion of both long-term and capital lease obligations.

(2) Total debt consists of short-term debt and long-term debt.

(3) We had 69,360,713 shares of common stock outstanding as of January 3, 2002. Accordingly, we will have approximately 83,860,713 shares outstanding immediately after this offering.

(4) Total capitalization consists of long-term debt, Rouse-obligated mandatorily redeemable preferred securities of a trust holding solely Rouse subordinated debt securities, and net shareholders' equity (and excludes short-term debt).

                            SELECTED FINANCIAL DATA

   The following selected consolidated financial data for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 have been derived from, and are qualified by reference to, our consolidated financial statements and five-year comparison of selected financial data contained in our Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 Form 10-K"). The following selected consolidated financial data for the nine months ended September 30, 2000 and 2001 have been derived from, and are qualified by reference to, our unaudited financial statements contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2001. The unaudited financial statements for these nine-month periods include all adjustments, consisting of normal recurring adjustments, which we consider necessary for a fair presentation of our financial condition at the end of, and our results of operations for, such periods. The following financial information should be read in conjunction with Rouse's consolidated financial statements contained in our reports incorporated by reference in the accompanying prospectus. See "Additional Information" in the accompanying prospectus. Results of operations for nine-month periods are not necessarily indicative of results for full years.

                                                                                                  Nine Months Ended
                                                    Year Ended December 31,                         September 30,
                                  -----------------------------------------------------------  ----------------------
                                     1996        1997        1998         1999        2000        2000        2001
                                  ----------  ----------  -----------  ----------  ----------  ----------  ----------
                                                    (in thousands, except ratios and per share data)
                                                                                                     (Unaudited)
Operating results data:
Revenues from continuing
 operations...................... $  821,036  $  916,771  $   613,801  $  635,878  $  633,738  $  466,899  $  727,444
Earnings from continuing
 operations......................     17,886     189,892      105,176     141,176     168,285     136,057      87,543
Basic earnings from continuing
 operations applicable to
 common shareholders per share
 of common stock.................       0.13        2.70         1.36        1.79        2.24        1.81        1.14
Diluted earnings from continuing
 operations applicable to
 common shareholders per share
 of common stock.................       0.12        2.59         1.34        1.77        2.21        1.78        1.12

Balance sheet data:
Total assets.....................  3,545,559   3,483,650    5,033,331   4,233,101   4,175,538   4,518,754   4,870,402
Total debt and capital lease
 obligations.....................  2,801,885   2,586,260    3,943,902   3,155,312   3,058,038   3,413,311   3,507,636
Shareholders' equity.............    177,149     465,515      628,926     638,580     630,468     660,454     655,553
Shareholders' equity per share of
 common stock (1)................       2.65        6.45         8.11        8.40        8.61        8.87        8.79

Other selected data:
Net Operating Income (2).........    377,944     394,254      434,572     499,663     537,479     400,828     404,215
Funds From Operations (3)........    147,134     178,336      198,227     223,432     252,578     188,181     203,693
Net cash provided (used) by:
Operating activities.............    166,765     182,989      259,298     192,529     252,916     163,116     216,130
Investing activities.............   (182,157)   (326,051)  (1,018,273)     33,388       8,049     (56,826)    (80,515)
Financing activities.............    (35,764)    180,878      720,611    (237,389)   (273,713)   (111,042)   (141,876)
Dividends per share of common
 stock...........................       0.88        1.00         1.12        1.20        1.32        0.99       1.065

--------
(1) For 1997,1998, 1999, 2000 and 2001, shareholders' equity per share of common stock assumes conversion of the Series B Convertible Preferred Stock issued in 1997.

(2) We began using Net Operating Income to assess operating results for our reportable segments in 2001. For a discussion of Net Operating Income, see "The Proposed Acquisition--Pro Forma Financial Information Relating to the Proposed Acquisition from Rodamco."
                                             (footnotes continued on next page)

(3) Rouse uses a supplemental performance measure along with net earnings to report its results of operations. The measure is referred to as Funds From Operations. The National Association of Real Estate Investment Trusts defines Funds from Operations as net earnings (computed in accordance with generally accepted accounting principles), excluding cumulative effects of changes in accounting principles, extraordinary or unusual items and gains or losses from debt restructurings and sales of properties, plus depreciation and amortization, and after adjustments for minority interests and to record unconsolidated partnerships and joint ventures on the same basis. We also exclude deferred income taxes from our computation of Funds From Operations. Funds From Operations is not a measure of results of operations or cash flows from operating activities as defined by generally accepted accounting principles. Additionally, Funds From Operations is not necessarily indicative of cash available to fund cash needs, including the payment of dividends, and should not be considered as an alternative to cash flows as a measure of liquidity.

                               -----------------

   We expect to announce our results of operations for 2001 in mid-February 2002. We currently anticipate that, for the fourth quarter of 2001, earnings before gains (losses) on operating properties, net, extraordinary items and cumulative effect of change in accounting principle and net earnings (total and per share) will be lower and that Funds From Operations will be higher than in the corresponding period in 2000. The anticipated decrease in net earnings is largely attributable to increases in depreciation and amortization and deferred taxes. The increase in depreciation and amortization is primarily attributable to the resumption of depreciation on properties that we had classified as held for sale in 2000. The increase in deferred taxes is primarily due to higher net earnings of our taxable subsidiaries.

                          DESCRIPTION OF COMMON STOCK

General

   The following summary of certain terms and provisions of our common stock, $0.01 par value per share, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Maryland General Corporation Law and to the terms and provisions of the Amended and Restated Articles of Incorporation, as amended, including all Articles Supplementary thereto (which we refer to as the "Charter"), of Rouse and the Bylaws, as amended (which we refer to as the "Bylaws"), of Rouse. This summary supersedes the information set forth under "Description of Common Stock" in the accompanying prospectus.

   The Charter authorizes the issuance of 250,000,000 shares of common stock and, as of January 3, 2002, 69,360,713 shares of common stock were issued and outstanding. The common stock is listed on the New York Stock Exchange under the trading symbol "RSE."

   The Charter also authorizes the issuance of preferred stock, and series of preferred stock are issued and outstanding as set forth under "Capitalization" and described under "Description of Preferred Stock" in the accompanying prospectus.

Dividend Rights

   Holders of our common stock are entitled to receive such dividends as are declared by our Board of Directors, after payment of, or provision for, full cumulative dividends for outstanding preferred stock.

Voting Rights

   Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting for directors is not permitted. Holders of our common stock and preferred stock, when outstanding and when entitled to vote, vote as a class, except with respect to matters that (i) relate only to the rights, terms or conditions of preferred stock, (ii) affect only the holders of preferred stock or (iii) relate to the right of the holders of preferred stock if we fail to fulfill any of our obligations regarding such stock.

Liquidation Rights

   Upon any dissolution, liquidation or winding up of Rouse, the holders of common stock are entitled to receive pro rata all of Rouse's assets and funds remaining after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of preferred stock.

Preemptive Rights

   Holders of common stock have no preemptive right to purchase or subscribe for any shares of our capital stock.

Classified Board

   Our Charter and Bylaws establish a classified board of directors, with three classes of directors. The members of each class of directors serve for staggered three-year terms. A classified board may delay, defer or prevent a change in control or other transaction that might involve a premium over the then prevailing market price for shares of our common or preferred stock or other attributes that our stockholders may consider desirable. In addition, a classified board could prevent stockholders who do not agree with the policies of our board of directors from replacing a majority of the board of directors for two years, except in the event of removal for cause.

   Our Charter and Bylaws provide that any vacancy on our board may be filled only by a majority of the remaining directors. Any individual elected director by the remaining directors will hold office for the remainder of the term of the director he or she is replacing. Our Charter and Bylaws provide that a director may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Special Statutory Requirements for Certain Transactions

   The summaries of the following statutes do not purport to be complete and are subject to, and qualified in their entirety by reference to, the applicable provisions of the Maryland General Corporation Law.

  Business Combination Statute

   The Maryland General Corporation Law establishes special requirements with respect to "business combinations" between Maryland corporations and "interested stockholders," unless exemptions are applicable. Among other things, the law prohibits for a period of five years a merger or other specified transactions between a company and an interested stockholder and requires a super-majority vote for such transactions after the end of such five-year period.

   "Interested stockholders" are all persons owning beneficially, directly or indirectly, 10% or more of the outstanding voting stock of a Maryland corporation. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested stockholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested stockholder or its affiliates for a period of five years after the date on which the stockholder first became an interested stockholder and thereafter may not be consummated unless recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder. A business combination with an interested stockholder which is approved by the board of directors of a Maryland corporation at any time before an interested stockholder first becomes an interested stockholder is not subject to the five-year moratorium or special voting requirements. The Bylaws specifically provide that the foregoing provisions apply to any such business combination with Rouse. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who was an interested stockholder on the date of the stockholder vote. Rouse has not adopted any such amendment to its Charter.

  Control Share Acquisition Statute

   The Maryland General Corporation Law imposes limitations on the voting rights of shares acquired in a "control share acquisition." The Maryland statute defines a "control share acquisition" at the 10%, 33 1/3% and 50% acquisition levels, and requires a two-thirds stockholder vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to stock acquired in a control share acquisition. The statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquirer generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (a) posts a bond for the cost of the meeting and (b) submits a definitive financing agreement to the extent that

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financing is not provided by the acquiring person. In addition, unless the charter or bylaws provide otherwise, the statute gives the Maryland corporation, within certain time limitations, various redemption rights if there is a stockholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target within ten days following a control share acquisition. Moreover, unless the charter or bylaws provide otherwise, the statute provides that, if, before a control share acquisition occurs, voting rights are accorded to control shares which result in the acquiring person having majority voting power, then minority stockholders have appraisal rights. An acquisition of shares may be exempted from the control share statute provided that a charter or bylaw provision is adopted for such purpose prior to the control share acquisition. The Bylaws specifically provide that the statutory provisions relating to control share acquisitions do not apply.

Transfer Agent and Registrar

   The transfer agent and registrar for the common stock is The Bank of New York, in New York, New York.

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                        FEDERAL INCOME TAX CONSEQUENCES

   The following discussion is based on an opinion of Arnold & Porter, our special tax counsel, as to the material federal income tax consequences to us and our stockholders with respect to their ownership and disposition of shares of common stock. This discussion is for general information only and is not tax advice. The information in this section is based on the Internal Revenue Code of 1986, as amended ("Code"), current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except with respect to a taxpayer that receives such a ruling), and court decisions, all as of the date hereof. Future legislation, Treasury Regulations, administrative interpretations or court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. This summary does not address all aspects of taxation that may be relevant to certain types of stockholders (including, but not limited to, insurance companies, tax-exempt entities, financial institutions or broker-dealers, and foreign corporations and persons who are not citizens or residents of the United States).

   Each investor is advised to consult its own tax advisor regarding the tax consequences of the acquisition, ownership and sale of the shares, including the federal, state, local, foreign and other tax consequences of such acquisition, ownership, sale, and potential changes in applicable tax laws.

General

   We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year beginning January 1, 1998. Arnold & Porter has delivered an opinion that we have been organized and operated in conformity with the requirements for qualification as a REIT commencing with the taxable year ending December 31, 1998 and will continue to so qualify under our proposed method of operation. These opinions rely upon customary representations made by us about factual matters relating to our organization and operation and are subject to customary qualifications.

   We intend to continue to operate in such a manner to qualify as a REIT, but there is no guarantee that we will qualify or remain qualified as a REIT for subsequent years. Qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, various asset composition, distribution level, diversity of share ownership, and qualification tests imposed under the Code and Treasury Regulations and discussed below under "--Qualification as a REIT". In particular, qualification for REIT status under current laws requires compliance with certain complex limitations on the type and amount of income a REIT can receive and the type of assets a REIT can own. However, there can be no assurance that we will be owned and organized and will operate in a manner so as to qualify or remain qualified.

   In any year in which we qualify as a REIT, in general, we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain which is distributed to shareholders. We may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. To the extent that we elect to retain and pay income tax on our net long-term capital gain, shareholders are required to include their proportionate share of our undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by us.

   Despite the REIT election, we may be subject to federal income and excise tax as follows: (i) we will be taxed at a regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;
(ii) we may be subject to the "alternative minimum tax" on certain items of tax preference to the extent that tax exceeds our regular tax; (iii) if we have net income from the sale

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or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income; (iv) any net income that we have from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than dispositions of foreclosure property and dispositions of property that occur due to an involuntary conversion) will be subject to a 100% tax; (v) if we should fail to satisfy either the 75% or 95% gross income tests (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we failed the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability; (vi) if we fail to distribute during each year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year (other than capital gain that we elect to retain and pay tax on) and (c) any undistributed taxable income from preceding periods, we will be subject to 4% excise tax on the excess of such required distribution over the amounts actually distributed; and
(vii) we will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid by any of our "taxable REIT subsidiaries" to us that would be reduced through reapportionment under section 482 of the Code in order to more clearly reflect income of the taxable REIT subsidiary. A taxable REIT subsidiary is any corporation for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT. See "--Other Tax Considerations--Investments in Taxable REIT Subsidiaries."

   Effective with our election to be taxed as a REIT beginning on January 1, 1998, we made an election such that with respect to assets held as of the date of REIT election which are disposed of within ten years of such election, a corporate level tax on pre-REIT built-in gain will be imposed at the time of such disposition. This election allowed us to avoid the immediate recognition of pre-REIT built-in gain of our assets upon our election to be taxed as a REIT. However, this election will subject us to a corporate tax upon the taxable disposition prior to January 1, 2008 of any asset owned by us on January 1, 1998, to the extent of the built-in gain of such asset as of January 1, 1998.

   If we acquire any assets from a taxable "C" corporation in a carryover basis transaction, we could be liable for specified liabilities that are inherited from the "C" corporation. If we recognize gain on the disposition of such assets during the 10-year period beginning on the date on which such assets were acquired by us, then to the extent of such assets' "built-in gain" (i.e., the excess of the fair market value of such asset at the time of the acquisition by us over the adjusted basis in such asset, determined at the time of such acquisition), we will be subject to tax on such gain at the highest regular corporate rate applicable. The results described herein with respect to the recognition of built-in gain assume that we made or will make (or will be deemed to make) an election pursuant to Notice 88-19 or Treasury Regulations that were promulgated in 2000 and 2001 with respect to any of our assets acquired from a "C" corporation in a carryover basis transaction since January 1, 1998.

Qualification as a REIT

   A REIT is defined in the Code as a corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company; (5) the beneficial ownership of which is held by 100 or more persons in each taxable year of the REIT except for its first taxable year; (6) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, excluding the REIT's first taxable year, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities) (the "Five or Fewer Requirement"); and (7) which meets certain income and asset tests described below. Conditions (1) to (4), inclusive, must be met during the entire taxable year and condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (6).

   As of the date of this prospectus supplement, based on publicly available information, we satisfied the share ownership requirements set forth in (5) and
(6) above. Although we intend to monitor our share ownership in accordance with regulatory rules in order to satisfy the Five or Fewer Requirement, our articles of incorporation, as amended and supplemented, do not contain any provisions designed to ensure compliance with the Five or Fewer Requirement.

   We have complied with, and will continue to comply with, regulatory rules pursuant to which we are required to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If despite sending the annual letters, we do not know, or after exercising reasonable diligence would not have known, whether we failed to meet the Five or Fewer Requirement, we will be treated as having met the requirement described in condition (6) above. If we were to fail to comply with these regulatory rules, we would be subject to monetary damages. If our failure to comply was due to intentional disregard of the requirement, the penalty is increased. However, if our failure to comply were due to reasonable cause and not willful neglect, no penalty would be imposed.

   We may own and operate a number of properties through wholly owned subsidiaries. Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" will not be treated as a separate corporation, and all assets, liabilities and items of income, deductions, and credit of a "qualified REIT subsidiary" will be treated as assets, liabilities and items (as the case may be) of the REIT. Thus, in applying the requirements described in this Code Section, assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items. If we invest in a partnership, a limited liability company or a trust taxed as a partnership or as a disregarded entity, we will be deemed to own a proportionate share of the partnership's limited liability company's or trust's assets. Likewise, we will be treated as receiving our share of the income and loss of the partnership, limited liability company or trust, and the gross income will retain the same character in our hands as it has in the hands of the partnership, limited liability company or trust. These "look-through" rules apply for purposes of the income tests and asset tests described below.

   Income Tests. There are two separate percentage tests relating to our sources of gross income that we must satisfy for each taxable year. First, at least 75% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from "rents from real property," other income from investments relating to real property or mortgages on real property, or certain income from qualified temporary investments. Second, at least 95% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from any of the sources qualifying for the 75% test and from dividends, interest, gain from the sale or disposition of stock securities, and payments to us under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by the Company to hedge indebtedness incurred or to be incurred.

   Rents received by us will qualify as "rents from real property" for purposes of satisfying the gross income tests for a REIT only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of such tenant unless the tenant is a taxable REIT subsidiary of ours and certain other requirements are met with respect to the real property being rented. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as rents from real property, we generally must not furnish or render services to residents, other than through a taxable REIT subsidiary or an "independent contractor" from whom we derive no income, except that we may directly provide services that are "usually or customarily rendered" in the geographic area in which the property is located in connection with the rental of real property for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." For taxable years beginning after August 5, 1997, a REIT has been permitted to render a de minimis amount of impermissible services to tenants and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, impermissible services may be furnished to tenants by a taxable REIT subsidiary subject to certain conditions, and we may still treat rents received with respect to the property as rent from real property.

   The term "interest" generally does not include any amount if the determination of such amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage of receipts or sales.

   If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are eligible for relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions. If these relief provisions apply, a 100% tax is imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which we failed the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability.

   Asset Tests. At the close of each quarter of our taxable year, we must also satisfy several tests relating to the nature and diversification of our assets determined in accordance with generally accepted accounting principles. At least 75% of the value of our total assets much be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of our operation), government securities and qualified temporary investments. Although the remaining 25% of our assets generally may be invested without restriction, we are prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "10% test"). Further, no more than 20% of the total assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 5% of the value of our total assets may be represented by securities of any nongovernmental issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary. Each of the 10% vote and value test and the 20% and 5% asset tests must be satisfied at the end of any quarter. There are special rules which provide relief if the value related tests are not satisfied due to changes in the value of the assets of a REIT.

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

   Annual Distribution Requirements. We are, in order to avoid being taxed as a regular corporation, required to make distributions (other than capital gain distributions) to our stockholders which qualify for the dividends paid deduction in an amount at least equal to (A) the sum of (i) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the after-tax net income, if any, from foreclosure property, minus (B) a portion of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular distribution payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Finally, as discussed above, we may be subject to an excise tax if we fail to meet certain other distribution requirements. We intend to make timely distributions sufficient to satisfy these annual distribution requirements.

   It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to, among other things, (a) timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at our taxable income, or (b) the payment of severance benefits that may not be deductible to us. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay dividends in the form of taxable stock dividends in order to meet the distribution requirement.

   Under certain circumstances, in the event of a deficiency determined by the Internal Revenue Service, we may be able to rectify a resulting failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency distributions; however, we will be required to pay applicable penalties and interest based upon the amount of any deduction taken for deficiency distributions.

Failure to Qualify as a REIT

   If we fail to qualify for taxation as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will any particular amount of distributions be required to be made in any year. All distributions to stockholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits allocable to such distributions and, subject to certain limitations, will be eligible for the dividends received deduction for corporate stockholders. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Failure to qualify for even one year could result in our incurring indebtedness or liquidating investments in order to pay potentially significant resulting tax liabilities.

Federal Income Taxation of Stockholders

   General. So long as we qualify for taxation as a REIT, distributions on shares of common stock to a stockholder made out of the current or accumulated earnings and profits allocable thereto (and not designated as capital gain dividends) will be includable by such stockholder as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for stockholders that are corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year), without regard to the period for which the stockholder has held its shares of common stock. However, corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income.

   If we elect to retain and pay income tax on any net long-term capital gain, stockholders would include in income, as long-term capital gain, their proportionate share of such net long-term capital gain. A stockholder would also receive a refundable tax credit for its proportionate share of the tax paid by us on such retained capital gains and an increase in its basis in the shares of common stock in an amount equal to the stockholder's includable capital gains less its share of the tax deemed paid.

   Stockholders may not include in their individual federal income tax returns any of our net operating losses or capital losses. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to our stockholders. In addition, any distribution declared by us in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by us no later than January 31 of the following year.

   We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under "--General", above, and "--Qualification as a REIT--Annual Distribution Requirements" above. As a result, stockholders may be required to treat as taxable dividends certain distributions that would otherwise result in a tax-free return of capital. Moreover, any "deficiency dividend" will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be), regardless of our earnings and profits. Any other distributions in excess of current or accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of such stockholder's shares of common stock. Stockholders will be required to reduce the tax basis of their shares of common stock by the amount of such distributions until such basis has been reduced to zero, after which such distributions will be taxable as capital gain, if the shares of common stock are held as a capital asset. The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the shares of common stock. Any loss upon a sale or exchange of shares of common stock which were held for six months or less (after application of certain holding period rules) will generally be treated as a long-term capital loss to the extent such stockholder previously received capital gain distributions with respect to such shares of common stock.

   Gain from the sale or exchange of shares held for more than one year is taxed at a maximum long-term capital gain rate, which is currently 20%. Some taxpayers may be eligible for a lower-term capital gain rate if shares are acquired after December 31, 2000 and held for at least five years. Pursuant to Internal Revenue Service guidance, we may classify portions of our capital gain dividends as gains eligible for the long-term capital gains rate or as unrecaptured Code section 1250 gain taxable at a maximum rate of 25%.

   Treatment of Tax-Exempt Stockholders. Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Internal Revenue Service has issued a published revenue ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on this ruling, amounts distributed by us to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the shares of common stock with debt, a portion of its income from us will constitute UBTI pursuant to the "debt financed property" rules. Likewise, a portion of its income from us would constitute UBTI if we held a residual interest in a real estate mortgage investment conduit. In addition, in certain circumstances, a pension trust that owns more than 10% of our stock is required to treat a percentage of the dividends from us as UBTI. This rule applies to a pension trust holding more than 10% of our stock only if (i) the percentage of our income that is UBTI (determined as if we were a pension trust) is at least 5%, (ii) we qualify as a REIT by reason of the modification of the Five or Fewer Requirement that allows beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust, and (iii) either
(A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

   Sale, Exchange, or Redemption of Shares. Upon the sale or exchange of any shares of common stock to or with a person other than us or a sale or exchange of all shares of common stock (whether actually or constructively owned) with us, a stockholder will generally recognize capital gain or loss equal to the difference between the amount realized on such sale or exchange and the stockholder's adjusted tax basis in such shares of common stock. Such gain will be capital gain if the stockholder held such shares of common stock as a capital asset.

   Taxation of Foreign Shareholders. We will qualify as a "domestically-controlled REIT" so long as less than 50% in value of our shares is held by foreign persons, for example, nonresident aliens and foreign corporations, partnerships, trusts and estates. We do, and expect to continue to qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of shares by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

   Distribution of cash generated by our real estate operations, but not by the sale or exchange of our capital assets, that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and the foreign shareholder files with us the required form evidencing such lower rate or unless the foreign shareholder files an Internal Revenue Code Form W-8ECI with us claiming that the distribution is "effectively connected" income.

   Distributions of proceeds attributable to the sale or exchange by us of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980, and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by us as a capital gain dividend; this amount is creditable against the foreign shareholder's Foreign Investment in Real Property Tax Act liability.

   Backup withholding tax and information reporting will generally not apply to distributions paid to foreign stockholders outside the United States that are treated as (i) dividends to which the 30% or lower treaty rate withholding tax discussed above applies; (ii) capital gains dividends; or (iii) distributions attributable to gain from the sale or exchange by us of U.S. real property interests. Payment of the proceeds of a sale of common stock within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. person (and the payor does not have actual knowledge that the beneficial owner is a U.S. person) or the holder otherwise established an exemption. A foreign stockholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service.

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   The federal taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors should consult their own advisors regarding the income, withholding and estate tax considerations with respect to their investment.

   Backup Withholding and Information Reporting. Under certain circumstances, a stockholder may be subject to backup withholding at applicable rates on payments made with respect to, or cash proceeds of a sale or exchange of, shares of common stock. Backup withholding will apply only if the holder (i) fails to furnish the person required to withhold with its taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty or perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. A stockholder should consult with a tax advisor regarding qualification for exemption from backup withholding, and the procedure for obtaining such exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to payment to a stockholder will be allowed as a credit against such stockholder's United States federal income tax liability and may entitle such stockholder to a refund, provided that the required information is provided to the Internal Revenue Service. In addition, withholding a portion of capital gain distributions made to stockholders may be required for stockholders who fail to certify their non-foreign status.

Other Tax Considerations

   Investments in Taxable REIT Subsidiaries. Several of our subsidiaries have elected to be treated as taxable REIT subsidiaries of us effective January 2, 2001. As taxable REIT subsidiaries of us, these entities will pay federal and state income taxes at the full applicable corporate rates on their income prior to payment of any dividends. Such taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary of us is required to pay federal, state or local taxes, the cash available for distribution by such taxable REIT subsidiary to its shareholders will be reduced accordingly.

   Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings but are permitted to engage in certain types of activities, such as those performed by taxable entities in which we own an interest, which cannot be performed directly by REITs without jeopardizing their REIT status. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT which could materially increase the taxable income of the taxable REIT subsidiary. We will be subject to a tax of 100% on the amount of any redetermined rents from real property, redetermined deductions of any of our taxable REIT subsidiaries or excess interest attributable to or paid by any of our taxable REIT subsidiaries to us that would be reduced through reapportionment under Code section 482 in order to more clearly reflect income of the taxable REIT subsidiary.

   Under the taxable REIT subsidiary provision, we and any taxable entity in which we own an interest are allowed to jointly elect to treat such entity as a "taxable REIT subsidiary." As described above, taxable REIT subsidiary elections have been made for certain entities in which we own an interest. Additional taxable REIT subsidiary elections may be made in the future for additional entities in which we own an interest.

Potential Legislation or Other Actions Affecting Tax Consequences

   Prospective stockholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in us.

State, Local and Foreign Taxation

   We and our stockholders may be subject to state, local, or foreign taxation in various state, local or foreign jurisdictions, including those in which it or they transact business or reside. Such state, local or foreign taxation may differ from the federal income tax treatment described above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in us.

                             PLAN OF DISTRIBUTION

   Subject to the terms and conditions described in an underwriting agreement
between us and        Deutsche Banc Alex. Brown Inc., as underwriter, we have
agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 14,500,000 shares of common stock.

   The underwriter has agreed to purchase all of the shares sold under the underwriting agreement, other than those covered by the over-allotment option described below, if any of these shares are purchased.

   We have granted an option to the underwriter to purchase up to 2,175,000 additional shares. The underwriter may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriter exercises this over-allotment option, the underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase these additional shares.

   We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

   The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers' certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

   The underwriter will purchase the shares of common stock from us for an aggregate purchase price of $397,300,000 ($456,895,000 if the over-allotment option is exercised in full).

   The underwriter proposes to offer the shares of common stock offered by this prospectus supplement from time to time for sale in transactions in the over-the-counter market, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to prior sale when, as and if delivered to and accepted by the underwriter. In connection with the sale of the shares of common stock, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts. The underwriter may effect these transactions by selling shares to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or the purchasers of the common stock for whom they may act as agents or to whom they sell as principal.

No Sales or Similar Securities

   We have agreed, with exceptions, not to offer, sell, contract to sell or otherwise dispose of any common stock for 30 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. This lockup provision applies to common stock and to securities convertible into or exchangeable for common stock. These restrictions will not apply to:

  .  issuances of stock by us pursuant to the Hughes Contingent Stock Agreement;

  . issuance of stock upon conversion of our outstanding Series B convertible preferred stock;

  .  issuances of stock by us pursuant to any employee benefit plan; and

  .  issuances of stock by us to any current or future employee.

Short Positions

   Until the distribution of the shares is completed, Securities and Exchange Commission rules may limit the underwriter from bidding for and purchasing our common stock. The underwriter may engage in over-allotment, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

   If the underwriter creates a short position in the common stock in connection with the offering (i.e., if it sells more shares than are listed on the cover of this prospectus supplement), the underwriter may reduce that short position by purchasing shares in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Such transactions may cause the price of the common stock to be higher than it might be in the absence of such purchases.

   Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

   The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

   Bankers Trust Company, an affiliate of the underwriter, is one of the lenders under our existing credit facility. In addition, a commercial banking affiliate (to be designated) of the underwriter will participate in the syndicate of lenders for the proposed facility that we plan to use to fund part of the purchase price of the acquisition from Rodamco. See "The Proposed Acquisition--Financing Commitment for the Proposed Acquisition from Rodamco".

                                    EXPERTS

   The consolidated financial statements and schedules of Rouse and its subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 and the combined consolidated financial statements and schedules of real estate ventures owned by The Rouse Company Incentive Compensation Statutory Trust and Rouse as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 incorporated by reference in the accompanying prospectus have been incorporated by reference in reliance upon reports of KPMG LLP, independent certified public accountants, incorporated by reference in the accompanying prospectus and upon the authority of KPMG LLP as experts in accounting and auditing.

                                 LEGAL MATTERS

   The validity of the shares of our common stock offered hereby will be passed upon for us by Piper Marbury Rudnick & Wolfe LLP. Certain other matters relating to the offering will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations). Certain matters of U.S. federal tax law and regulation will be passed upon for us by Arnold & Porter, our special tax counsel. Certain legal matters relating to the offering will be passed upon for the underwriter by Simpson Thacher & Bartlett.

                               THE ROUSE COMPANY

               Common Stock, Preferred Stock and Debt Securities

                               -----------------

   We are one of the largest publicly traded real estate companies in the United States. Through this prospectus, we may periodically offer shares of our common stock, shares of our preferred stock and/or debt securities, and one of our securityholders may periodically offer up to 3,525,782 shares of our common stock and up to $58,000,000 principal amount of our 6.94% notes due 2008 that have been issued to it, in the amounts, at the prices and on such other terms as will be determined at the time of offering. The offering price of all securities issued under this prospectus may not exceed $2,251,000,000.

   We may offer any of the securities described in this prospectus in one or more series or issue any of those securities all at once or over time. We will describe the specific terms of any securities we offer in a prospectus supplement that will accompany this prospectus. If we offer common stock, we will specify the number of shares, the public offering price and other terms relating to the offer and sale of those shares in the prospectus supplement. If we offer preferred stock, we will specify the title of the preferred stock, the number of shares, the public offering price, any dividend, liquidation, redemption, voting, conversion, exchange and other rights, and any other terms relating to the offer and sale of those shares in the prospectus supplement. If we offer debt securities, we will specify the title of the debt securities, the principal amount, the public offering price, the denomination, the maturity, any premium, any interest rate (which may be fixed, floating or adjustable), the time and method of calculating any interest payment, the place where the principal of and any premium and interest may be paid, the currency in which the principal of and any premium and interest may be paid, any redemption or repayment terms at our or the holder's option, any sinking fund, conversion or exchange provisions, any other special terms, and any other terms relating to the offer and sale of those debt securities in the prospectus supplement.

   Any securities to be sold by the selling securityholder under this prospectus may be sold directly or through agents or broker-dealers on terms to be determined at the time of sale. The terms of any sale will be described in a prospectus supplement that will accompany this prospectus. We will receive no proceeds from any sales of our securities by the selling securityholder, but we have agreed to pay certain expenses associated with the registration and sale of those securities.

   Our common stock trades on the New York Stock Exchange under the symbol "RSE." We will list any shares of common stock sold under this prospectus on the New York Stock Exchange. Unless we otherwise specify in a prospectus supplement, any debt securities we issue under this prospectus will be unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------

                 The date of this prospectus is December 2, 1998.

   You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus or information that we or the selling securityholder have referred you to, such as the information referred to below that we file with the SEC. Neither we nor the selling securityholder has authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                            ADDITIONAL INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and at the public reference room of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

   The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities offered under this prospectus. This prospectus is part of the registration statement we filed with the SEC.

    1. Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K").

    2. Current Report on Form 8-K dated January 15, 1998.

    3. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

    4. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

    5. Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

    6. Current Report on Form 8-K dated August 14, 1998.

    7. Current Report on Form 8-K/A dated October 9, 1998.

    8. Current Report on Form 8-K dated October 21, 1998.

    9. Current Report on Form 8-K dated November 5, 1998.

   10. Current Report on Form 8-K/A dated November 16, 1998.

   11. Description of Contingent Stock Agreement (as described elsewhere in this prospectus) is incorporated by reference to the caption "The Contingent Stock Agreement; The Contractual Rights" contained in the registration statement on Form S-4 (File No. 333-1693) filed March 13, 1996, as amended.

   You may request a copy of these filings, at no cost, by writing or telephoning David L. Tripp, Vice President and Director of Investor Relations and Corporate Communications, The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456, Telephone: (410) 992-6000.

                          FORWARD-LOOKING STATEMENTS

   This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements which reflected our views at the times the documents were filed regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or the results we expected at the time of filing. See
Exhibit 99.2 to the 1997 10-K. The words "believe," "expect," "anticipate" and similar expressions identify forward-looking statements, which speak only as of the dates on which they were made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You should not unduly rely on these forward-looking statements.

                               THE ROUSE COMPANY

   The Rouse Company is one of the largest publicly-traded real estate companies in the United States. We elected to be taxed as a real estate investment trust (a "REIT") effective January 1, 1998. Through our subsidiaries, affiliates and non-REIT subsidiaries, we engage in, or have a material financial interests in, (i) the ownership, management, acquisition and development of income-producing and other real estate in the United States, including retail centers, office buildings, mixed-use projects and community retail centers, and the management of one retail center in Canada and (ii) the development and sale of land primarily in Maryland and the Las Vegas, Nevada metropolitan area for residential, commercial and industrial uses.

   Our principal offices are located at The Rouse Company Building, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456, and our telephone number is (410) 992-6000.

   The Rouse Company and its subsidiaries, affiliates and non-REIT subsidiaries are referred to collectively in this prospectus as "we," "Rouse" or the "Company."

                                USE OF PROCEEDS

   Unless we otherwise indicate in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes, including the repayment of indebtedness and for acquisitions. We will receive no proceeds from any sales of our securities by the selling securityholder. See "Selling Securityholder."

                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our (i) ratio of earnings to fixed charges and (ii) ratio of earnings to combined fixed charges and Preferred stock dividend requirements for the periods indicated:

                                                 Nine Months
                                                    Ended
                                                September 30, Years Ended December 31,
                                                ------------- ------------------------
                                                 1998   1997  1997 1996 1995 1994 1993
                                                ----   ----   ---- ---- ---- ---- ----
Ratio of earnings to fixed charges(1).......... 1.44   1.27   1.25 1.16 1.04 1.06 1.01
Ratio of earnings to combined fixed charges and
  Preferred stock dividend requirements(2)(3).. 1.36   1.19   1.20 1.08   --   --   --

--------
(1) The ratio of earnings to fixed charges is computed by dividing fixed charges into net earnings before income taxes, extraordinary loss and cumulative effect of change in accounting principle, adjusted for minority interest in earnings, amortization of interest costs previously capitalized and certain other items, plus fixed charges other than capitalized interest. Fixed charges include interest costs, distributions on Company-obligated mandatorily redeemable preferred securities, the estimated interest component of rent expense and certain other items.

(2) The ratio of earnings to combined fixed charges and Preferred stock dividend requirements is computed by dividing total combined fixed charges and amounts of pre-tax earnings required to cover Preferred stock dividend requirements into net earnings before income taxes, extraordinary loss and cumulative effect of change in accounting principle, adjusted for minority interest in earnings, amortization of interest costs previously capitalized and certain other items, plus fixed charges other than capitalized interest. Fixed charges include interest costs, distributions on Company-obligated mandatorily redeemable preferred securities, the estimated interest component of rent expense and certain other items.

(3) Total combined fixed charges and Preferred stock dividend requirements exceeded earnings available for combined fixed charges and Preferred stock dividend requirements by $14,086,000, $8,934,000 and $17,722,000 for the
    years ended December 31, 1995, 1994 and 1993, respectively.

                          DESCRIPTION OF COMMON STOCK

General

   The following summary of certain terms and provisions of Rouse's common stock, $0.01 par value per share, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Maryland General Corporation Law (the "MGCL") and to the terms and provisions of the Amended and Restated Articles of Incorporation, as amended, including all Articles Supplementary thereto, of Rouse (the "Charter") and the Bylaws, as amended, of Rouse (the "Bylaws"), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

   The Charter authorizes the issuance of 250,000,000 shares of common stock and, as of November 30, 1998, 72,158,705 shares of common stock were issued and outstanding. The common stock is listed on the NYSE under the trading symbol "RSE."

   In connection with Rouse's acquisition in June 1996 (the "Hughes Acquisition") of all the outstanding equity interests in The Hughes Corporation and its affiliated partnership, Howard Hughes Properties, Limited Partnership (collectively, "Hughes"), Rouse entered into an agreement (the "Contingent Stock Agreement") for the benefit of the former Hughes equity owners (or their successors) (the "Hughes Owners") pursuant to which shares of common stock, or under certain circumstances, Increasing Rate Cumulative Preferred Stock, par value $0.01 per share (the "Increasing Rate Preferred Stock"), of Rouse may be issued to the Hughes Owners over a 14-year period ending in 2009. The number of shares of common stock (or, under certain circumstances, Increasing Rate Preferred Stock) that may be issued will be determined on the basis of the net cash flow generated from and the appraised value of certain assets acquired in the Hughes Acquisition. Any shares of Increasing Rate Preferred Stock, if issued, will be exchangeable, at Rouse's option, for shares of common stock.

   During the first quarter of 1997, Rouse issued 4,050,000 shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Convertible Preferred Stock"). The Series B Convertible Preferred Stock is convertible, in whole or in part, at the option of the holder thereof at any time, unless previously redeemed, into shares of common stock, at a conversion price of $38.125 per share of common stock (equivalent to a conversion rate of 1.311 shares of common stock per share of Series B Convertible Preferred Stock), subject to adjustment in certain circumstances. The Series B Convertible Preferred Stock is not redeemable prior to April 1, 2000, and at no time is it redeemable for cash. On or after April 1, 2000, the Series B Convertible Preferred Stock will be redeemable by Rouse, in whole or in part, at Rouse's option and subject to certain conditions, for such number of shares of common stock as are issuable at a conversion rate of 1.311 shares of common stock for each share of Series B Convertible Preferred Stock, subject to adjustment in certain circumstances. See "Description of Preferred Stock--Series B Convertible Preferred Stock."

   Rouse has outstanding $128,515,000 aggregate principal amount of 5 3/4% Convertible Subordinated Debentures due 2002. The debentures are convertible by the holders thereof into common stock at a conversion price equal to $28.625 principal amount of each debenture for each share of common stock, subject to adjustment in certain circumstances.

Dividend Rights

   The holders of common stock are entitled to receive such dividends as are declared by the Board of Directors of Rouse, after payment of, or provision for, full cumulative dividends for outstanding Preferred Stock.

Voting Rights

   Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting for directors is not permitted. Holders of common stock and Rouse's preferred stock, $0.01 per share, when outstanding and when entitled to vote, vote as a class, except with respect to matters that (i) relate only to the rights, terms or conditions of preferred stock, (ii) affect only the holders of preferred stock or (iii) relate to the rights of the holders of preferred stock if Rouse fails to fulfill any of its obligations regarding such stock.

Liquidation Rights

   Upon any dissolution, liquidation or winding up of Rouse, the holders of common stock are entitled to receive pro rata all of Rouse's assets and funds remaining after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of preferred stock.

Preemptive Rights

   Holders of common stock have no preemptive right to purchase or subscribe for any shares of Rouse's capital stock.

Special Statutory Requirements for Certain Transactions

   The summaries of the following statutes do not purport to be complete and are subject to and qualified in their entirety by reference to the applicable provisions of the MGCL.

Business Combination Statute

   The MGCL establishes special requirements with respect to "business combinations" between Maryland corporations and "interested stockholders," unless exemptions are applicable. Among other things, the law prohibits for a period of five years a merger or other specified transactions between a company and an interested stockholder and requires a super-majority vote for such transactions after the end of such five-year period.

   "Interested stockholders" are all persons owning beneficially, directly or indirectly, 10% or more of the outstanding voting stock of a Maryland corporation. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested stockholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested stockholder or its affiliates for a period of five years after the date on which the stockholder first became an interested stockholder and thereafter may not be consummated unless recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder. A business combination with an interested stockholder which is approved by the board of directors of a Maryland corporation at any time before an interested stockholder first becomes an interested stockholder is not subject to the five-year moratorium or special voting requirements. The Bylaws specifically provide that the foregoing provisions apply to any such business combination with Rouse. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who was an interested stockholder on the date of the stockholder vote. Rouse has not adopted any such amendment to its charter.

Control Share Acquisition Statute

   The MGCL imposes limitations on the voting rights of shares acquired in a "control share acquisition." The Maryland statute defines a "control share acquisition" at the 20%, 33 1/3% and 50% acquisition levels, and requires a two-thirds stockholder vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to stock acquired in a control share acquisition. The statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquirer generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (a) posts a bond for the cost of the meeting and (b) submits a definitive financing agreement to the extent that financing is not provided by the acquiring person. In addition, unless the charter or bylaws provide otherwise, the statute gives the Maryland corporation, within certain time limitations, various redemption rights if there is a stockholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target within ten days following a control share acquisition. Moreover, unless the charter or bylaws provide otherwise, the statute provides that, if, before a control share acquisition occurs, voting rights are accorded to control shares which result in the acquiring person having majority voting power, then minority stockholders have appraisal rights. An acquisition of shares may be exempted from the control share statute provided that a charter or bylaw provision is adopted for such purpose prior to the control share acquisition. The Bylaws specifically provide that the statutory provisions relating to control share acquisitions do not apply.

Transfer Agent and Registrar

   The transfer agent and registrar for the common stock is The Bank of New York, New York, New York.

                        DESCRIPTION OF PREFERRED STOCK

General

   The following summaries of certain terms and provisions of the preferred stock do not purport to be complete and are subject to, and qualified in their entirety by reference to, the MGCL and the terms and provisions of the Charter, including the Articles Supplementary setting forth the particular terms of (i) the Series B Convertible Preferred Stock, (ii) the Increasing Rate Preferred Stock and (iii) the 10.25% Junior Preferred Stock, Series 1996 (the "Junior Preferred Stock"), and to the Bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus forms a part.

   The Charter authorizes the issuance of 50,000,000 shares of preferred stock, of which (i) 4,600,000 shares have been classified as Series B Convertible Preferred Stock, (ii) 10,000,000 shares have been classified as Increasing Rate Cumulative Preferred Stock and (iii) 37,362 shares have been classified as 10.25% Junior Preferred Stock, 1996 Series. Preferred stock may be issued from time to time in one or more series, without stockholder approval, with such voting powers (full or limited), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be established by the Board of Directors of Rouse. Thus, without stockholder approval, Rouse could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of common stock.

   The particular terms of any series of preferred stock offered by any prospectus supplement will be described in the prospectus supplement relating to such series of preferred stock. At any time that any series of preferred stock is authorized, the Board of Directors of Rouse or a duly authorized Committee of such Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of such series, as well as the number of shares constituting such series and the designation thereof. The description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement does not purport to be complete and will be qualified in its entirety by reference to the Articles Supplementary relating to such series.

   As of November 30, 1998, no shares of Increasing Rate Preferred Stock, 37,362 shares of Junior Preferred Stock and 4,050,000 shares of Series B Convertible Preferred Stock are issued and outstanding.

Series B Convertible Preferred Stock

General

   On January 30, 1997, the Board of Directors of Rouse classified and authorized Rouse to issue up to an aggregate of 4,600,000 shares of the Series B Convertible Preferred Stock as part of the 50,000,000 shares of the authorized preferred stock.

   The holders of the Series B Convertible Preferred Stock have no preemptive rights with respect to any shares of capital stock of Rouse or any other securities of Rouse convertible into or carrying rights or options to purchase any such shares. The Series B Convertible Preferred Stock is not subject to any sinking fund or other obligation of Rouse to redeem or retire the Series B Convertible Preferred Stock. Unless converted or redeemed by Rouse, the Series B Convertible Preferred Stock has a perpetual term, with no maturity. The Series B Convertible Preferred Stock is listed on the NYSE under the trading symbol "RSE Pr B." The shares of common stock issuable upon conversion or redemption of the Series B Convertible Preferred Stock are listed on the NYSE.

  Ranking

   The Series B Convertible Preferred Stock ranks senior to the Increasing Rate Preferred Stock, the Junior Preferred Stock and the common stock with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.

   While any shares of Series B Convertible Preferred Stock are outstanding, Rouse may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Series B Convertible Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding shares of Series B Convertible Preferred Stock and all other shares of Voting Preferred Shares (defined below), voting as a single class. However, Rouse may create additional classes of stock, increase the authorized number of shares of preferred stock or issue series of preferred stock ranking on a parity with the Series B Convertible Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up (a "Series B Parity Stock") without the consent of any holder of Series B Convertible Preferred Stock. See "--Voting Rights" below.

Dividends

   Holders of shares of Series B Convertible Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of Rouse, out of funds of Rouse legally available for payment, cumulative cash dividends at the rate per annum of 6.0% per share on the liquidation preference thereof or $3.00 per share of Series B Convertible Preferred Stock. Dividends on the Series B Convertible Preferred Stock are payable quarterly on the first calendar day of January, April, July and October of each year (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors), at such annual rate. Each such dividend is payable to holders of record as they appear on the stock records of Rouse at the close of business on such record dates, not exceeding 60 days preceding the payment dates thereof as shall be fixed by the Board of Directors of Rouse. Dividends are cumulative from the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there shall be funds of Rouse legally available for the payment of such dividends. Accumulations of dividends on shares of Series B Convertible Preferred Stock will not bear interest. Dividends payable on the Series B Convertible Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B Convertible Preferred Stock for each full dividend period are computed by dividing the annual dividend rate by four.

   No dividend may be declared or paid on any Series B Parity Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series B Convertible Preferred Stock for all prior dividend periods, provided, however, that if accrued dividends on the Series B Convertible Preferred Stock for all prior dividend periods have not been paid in full then any dividend declared on the Series B Convertible Preferred Stock for any dividend period and on any Series B Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Series B Convertible Preferred Stock and such Series B Parity Stock.

   Rouse may not

   (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Series B Junior Stock (as defined below), or

  (ii) redeem, purchase or otherwise acquire for consideration any Series B Junior Stock through a sinking fund or otherwise (other than (A) a redemption or purchase or other acquisition of shares of common stock made for purposes of an employee incentive or benefit plan of Rouse or any subsidiary or (B) a purchase or other acquisition of shares of common stock made for purposes of distribution pursuant to the Contingent Stock Agreement), unless

      (1) all cumulative dividends with respect to the Series B Convertible Preferred Stock and any Series B Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and

      (2) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series B Convertible Preferred Stock and any Series B Parity Stock.

   The foregoing limitations do not restrict Rouse's ability to take the foregoing actions with respect to any Series B Parity Stock.

   As used herein, (i) the term "dividend" does not include dividends payable solely in shares of Series B Junior Stock on Series B Junior Stock, or in options, warrants or rights to holders of Series B Junior Stock to subscribe for or purchase any Series B Junior Stock, and (ii) the term "Series B Junior Stock" means the common stock, and any other class of capital stock of Rouse now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series B Convertible Preferred Stock.

Redemption

   Shares of Series B Convertible Preferred Stock are not redeemable by Rouse prior to April 1, 2000, and at no time is the Series B Convertible Preferred Stock redeemable for cash. On and after April 1, 2000, the shares of Series B Convertible Preferred Stock will be redeemable at the option of Rouse, in whole or in part, for such number of shares of common stock as equals the liquidation preference of the Series B Convertible Preferred Stock to be redeemed divided by the Conversion Price (as defined below under "--Conversion Rights") as of the opening of business on the date set for such redemption (equivalent to a conversion rate of 1.311 shares of common stock for each share of Series B Convertible Preferred Stock), subject to adjustment in certain circumstances. Rouse may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of the common stock on NYSE exceeds $45.75, subject to adjustment in certain circumstances. In order to exercise its redemption option, Rouse must issue a press release announcing the redemption prior to the opening of business on the second trading day after the conditions in the preceding sentences have, from time to time, been met, but in no event prior to February 1, 2000.

   On the redemption date, Rouse must pay on each share of Series B Convertible Preferred Stock to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of the Series B Convertible Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the preceding sentences, no payment or allowance will be made for accrued dividends on any shares of Series B Convertible Preferred Stock called for redemption or on the shares of common stock issuable upon such redemption.

   In the event that full cumulative dividends on the Series B Convertible Preferred Stock and any Series B Parity Stock have not been paid or declared and set apart for payment, the Series B Convertible Preferred Stock may not be redeemed in part and Rouse may not purchase or acquire shares of Series B Convertible Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Convertible Preferred Stock.

   On and after the date fixed for redemption, provided that Rouse has made available at the office of the Registrar and Transfer Agent a sufficient number of shares of common stock and an amount of cash to effect the redemption, dividends will cease to accrue on the Series B Convertible Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related dividend payment date, holders of Series B Convertible Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series B Convertible Preferred Stock shall cease except the right to receive the shares of common stock upon such redemption and any cash payable upon such redemption, without interest from the date of such redemption. At the close of business on the redemption date, each holder of Series B Convertible Preferred Stock (unless Rouse defaults in the delivery of the shares of common stock or cash) will be, without any further action, deemed a holder of the number of shares of common stock for which such Series B Convertible Preferred Stock is redeemable.

   Fractional shares of common stock are not to be issued upon redemption of the Series B Convertible Preferred Stock, but, in lieu thereof, Rouse will pay a cash adjustment based on the current market price of the common stock on the trading day prior to the redemption date.

Liquidation Preference

   The holders of shares of Series B Convertible Preferred Stock are entitled to receive in the event of any liquidation, dissolution or winding up of Rouse, whether voluntary or involuntary, $50.00 per share of Series B Convertible Preferred Stock plus an amount per share of Series B Convertible Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Series B Liquidation Preference"), and no more.

   Until the holders of the Series B Convertible Preferred Stock have been paid the Series B Liquidation Preference in full, no payment will be made to any holder of Series B Junior Stock upon the liquidation, dissolution or winding up of Rouse. If, upon any liquidation, dissolution or winding up of Rouse, the assets of Rouse, or proceeds thereof, distributable among the holders of the shares of Series B Convertible Preferred Stock are insufficient to pay in full the Series B Liquidation Preference and the liquidation preference with respect to any other shares of Series B Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Series B Convertible Preferred Stock and any such Series B Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series B Convertible Preferred Stock and any such Series B Parity Stock if all amounts payable thereon were paid in full. Neither a consolidation or merger of Rouse with another corporation, a statutory share exchange by Rouse nor a sale or transfer of all or substantially all of Rouse's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of Rouse.

Voting Rights

   Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of shares of Series B Convertible Preferred Stock have no voting rights.

   If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Convertible Preferred Stock or any other Series B Parity Stock are in arrears, whether or not earned or declared, the number of directors then constituting the Board of Directors of Rouse will be increased by two and the holders of shares of Series B Convertible Preferred Stock, voting together as a class with the holders of any other series of Series B Parity Stock (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional directors to serve on Rouse's Board of Directors at an annual meeting of stockholders or a properly called special meeting of the holders of the Series B Convertible Preferred Stock and such Voting Preferred Shares and at each subsequent annual meeting of stockholders until all such dividends and dividends for the current quarterly period on the Series B Convertible Preferred Stock and such other Voting Preferred Shares have been paid or declared and set aside for payment.

   The approval of two-thirds of the outstanding shares of Series B Convertible Preferred Stock and all other series of Voting Preferred Shares, acting as a single class regardless of series either at a meeting of shareholders or by written consent, is required in order to amend the Charter and Articles Supplementary to affect materially and adversely the rights, preferences or voting powers of the holders of the Series B Convertible Preferred Stock or the Voting Preferred Shares or to authorize, create, or increase the authorized amount of, any class of stock having rights senior to the Series B Convertible Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, Rouse may create additional classes of Series B Parity Stock and Series B Junior Stock, increase the authorized number of shares of Series B Parity Stock and Series B Junior Stock and issue additional series of Series B Parity Stock and Series B Junior Stock without the consent of any holder of Series B Convertible Preferred Stock.

   Except as required by law, the holders of Series B Convertible Preferred Stock are not entitled to vote on any merger or consolidation involving Rouse or a sale of all or substantially all of the assets of Rouse. See "--Conversion Price Adjustments" below.

Conversion Rights

   Shares of Series B Convertible Preferred Stock are convertible, in whole or in part, at any time, at the option of the holders thereof, into shares of common stock at a conversion price of $38.125 per share of common stock (equivalent to a conversion rate of 1.311 shares of common stock for each share of Series B Convertible Preferred Stock), subject to adjustment as described below ("Conversion Price"). The right to convert shares of Series B Convertible Preferred Stock called for redemption terminates at the close of business on a redemption date.

   Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Convertible Preferred Stock shall have been surrendered and notice shall have been received by Rouse as aforesaid (and if applicable, payment of any amount equal to the dividend payable on such shares shall have been received by Rouse as described below) and the conversion shall be at the Conversion Price in effect at such time and on such date.

   Holders of shares of Series B Convertible Preferred Stock at the close of business on a dividend payment record date are entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such dividend payment record date and prior to such dividend payment date. However, shares of Series B Convertible Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and ending with the opening of business on the corresponding dividend payment date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period or coinciding with such dividend payment date, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series B Convertible Preferred Stock on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of common stock on such dividend payment date will receive the dividend payable by Rouse on such shares of Series B Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series B Convertible Preferred Stock for conversion. Except as provided above, Rouse will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of common stock issued upon such conversion.

   Fractional shares of common stock are not to be issued upon conversion but, in lieu thereof, Rouse will pay a cash adjustment based on the current market price of the common stock on the trading day prior to the conversion date.

Conversion Price Adjustments

   The Conversion Price is subject to adjustment upon certain events, including:

   (i) the payment of dividends (and other distributions) payable in common stock on any class of capital stock of Rouse;

  (ii) the issuance to all holders of common stock of certain rights or warrants entitling them to subscribe for or purchase common stock at a price per share less than the fair market value per share of common stock;

 (iii) subdivisions, combinations and reclassifications of common stock; and

  (iv) distributions to all holders of common stock of evidences of indebtedness of Rouse or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to above and dividends and distributions paid in cash out of equity, including revaluation equity, applicable to common stock).

   In addition to the foregoing adjustments, Rouse may make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the common stock.

   In case Rouse shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the shares of common stock or sale of all or substantially all of Rouse's assets), in each case as a result of which shares of common stock will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Convertible Preferred Stock, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares or fraction thereof of common stock into which one share of Series B Convertible Preferred Stock was convertible immediately prior to such transaction (assuming such holder of common stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). Rouse may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

   No adjustment of the Conversion Price is required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

   The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of Series B Convertible Preferred Stock is The Bank of New York, New York, New York.

Increasing Rate Preferred Stock

General

   On February 22, 1996, the Board of Directors of Rouse classified, and authorized Rouse to issue, the Increasing Rate Preferred Stock as part of the 50,000,000 shares of authorized preferred stock. The Increasing Rate Preferred Stock is issuable only in connection with the Hughes Acquisition and only to Hughes Owners. Pursuant to the terms of the Contingent Stock Agreement, Rouse will be obligated to issue and deliver shares of Increasing Rate Preferred Stock to Hughes Owners if the representatives of the Hughes Owners (which representatives have been appointed under the Contingent Stock Agreement (the "Representatives")) require Rouse to issue and deliver such shares of Increasing Rate Preferred Stock following certain events of default under the Agreement.

   If and when issued, the Increasing Rate Preferred Stock will be validly issued, fully paid and nonassessable. The holders of Increasing Rate Preferred Stock will have no preemptive rights with respect to any shares of capital stock of Rouse or any other securities of Rouse convertible into or carrying rights or options to purchase any such shares. The Increasing Rate Preferred Stock will not be subject to any sinking fund. Unless exchanged for common stock or redeemed, the Increasing Rate Preferred Stock will have a perpetual term, with no maturity. The shares of common stock issuable upon the exchange of Increasing Rate Preferred Stock will be listed on the NYSE.

Ranking

   The Increasing Rate Preferred Stock will rank equally with any Parity Stock (as defined below) and will rank senior to the Junior Preferred Stock, the common stock and any other Increasing Rate Junior Stock (as defined below) with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up.

   While any shares of Increasing Rate Preferred Stock are outstanding, unless Rouse first obtains the consent of the Representatives or the consent of the holders of at least 66 2/3% of the outstanding shares of Increasing Rate Preferred Stock, Rouse may not, either directly or indirectly or through a merger or consolidation of Rouse with another entity (a "Rouse Merger"):

   (i) issue (or approve the issuance of) or increase the authorized number of shares of any Increasing Rate Parity Dividend Stock, Increasing Rate Parity Liquidation Stock or Increasing Rate Prior Stock (as such terms are defined below);

  (ii) declare, pay or set apart funds for the payment of any dividends (other than dividends payable in Increasing Rate Junior Stock) or make any other distribution on or with respect to shares of Increasing Rate Junior Stock;

 (iii) declare, pay or set apart funds for the payment of any dividends (other than dividends payable in Increasing Rate Junior Stock) or make any other distribution on or with respect to shares of Increasing Rate Parity Dividend Stock or Increasing Rate Parity Liquidation Stock, unless simultaneously therewith a proportionate dividend on the Increasing Rate Preferred Stock is ratably distributed; or

  (iv) redeem, retire or otherwise acquire for value or set apart any funds for the redemption or purchase of any shares of Increasing Rate Junior Stock (other than common stock to effect an Exchange (as defined below)) or any warrant, option or right to acquire shares thereof.

   "Increasing Rate Junior Stock" means the common stock and any other capital stock of Rouse ranking junior to the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of Rouse, whether voluntary or involuntary, or with respect to the payment of dividends.

   "Increasing Rate Parity Dividend Stock" means any capital stock of Rouse ranking on a parity with the Increasing Rate Preferred Stock with respect to the payment of dividends.

   "Increasing Rate Parity Liquidation Stock" means any capital stock of Rouse ranking on a parity with the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of Rouse, whether voluntary or involuntary.

   "Parity Stock" means any capital stock of Rouse ranking on a parity with the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of Rouse, whether voluntary or involuntary, or with respect to the payment of dividends.

   "Increasing Rate Prior Stock" means any capital stock of Rouse ranking prior to the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of Rouse, whether voluntary or involuntary, or with respect to the payment of dividends.

Dividends

   Holders of shares of Increasing Rate Preferred Stock will be entitled to receive for each such share, when and as declared by the Board of Directors of Rouse, out of funds of Rouse legally available for payment, cumulative cash dividends on the Liquidation Value (as defined below) of such share at the Dividend Rate (as defined below). Dividends on the Increasing Rate Preferred Stock will be payable semi-annually (each, a "Dividend Payment Date") at such rate on the first business day following the end of each six-month period beginning January 1 and July 1 of each year (each such six-month period, a "Dividend Period"). Dividends will be payable to holders of record as they appear on the stock records of Rouse at the close of business 15 days prior to the end of the applicable Dividend Period. Dividends on shares of Increasing Rate Preferred Stock (whether or not earned or declared) will accrue from the date of issuance of such shares (the "Issue Date") until such shares are redeemed or exchanged as described below. Dividends will be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there are funds of Rouse legally available for the payment of such dividends. Accumulations of dividends on shares of Increasing Rate Preferred Stock will not bear interest.

   Unless all accrued and unpaid dividends on Increasing Rate Preferred Stock have been paid in full or funds sufficient for such payment have been set apart therefor, Rouse may not:

   (i) pay or set apart funds for the payment of any dividend with respect to any Junior Dividend Stock (as defined below);

  (ii) pay or set apart funds for the payment of any dividend with respect to any Increasing Rate Parity Dividend Stock, other than pro rata with, and recognizing all accrued and unpaid dividends on, the Increasing Rate Preferred Stock and all other classes or series of Increasing Rate Parity Dividend Stock;

 (iii) make any distribution (other than in Junior Dividend Stock) on, redeem or purchase any Junior Liquidation Stock; or

  (iv) make any distribution on, redeem or purchase any Increasing Rate Parity Liquidation Stock.

   To the extent that Rouse does not have sufficient funds to pay (or set apart for payment) the full amount of accrued but unpaid dividends on the Increasing Rate Preferred Stock on any given Dividend Payment Date, any payments made (or funds set apart for such payments) by Rouse in respect of such dividends will be made ratably to the holders of such Increasing Rate Preferred Stock in proportion to the number of shares held by them.

   "Base Rate" means:

   (i) with respect to the Dividend Period during which Rouse issues shares of Increasing Rate Preferred Stock for the first time, the dividend rate, as determined by a nationally recognized investment banking firm selected by Rouse for such purpose and reasonably acceptable to the Representatives, which would be required in order for Rouse to successfully sell at par (i.e., stated liquidation value), in a private placement transaction, a class or series of its perpetual preferred stock as of such time; and

  (ii) with respect to each subsequent Dividend Period, the dividend rate, as determined by a nationally recognized investment banking firm selected by Rouse for such purpose and reasonably acceptable to the Representatives, which would be required in order for Rouse to successfully sell at par (i.e., stated liquidation value), in a private placement transaction, a class of its perpetual preferred stock as of the first day of such Dividend Period.

   "Dividend Rate" means a rate per annum equal to the Base Rate plus the Spread, in each case as in effect during a Dividend Period; provided, however, that in the event that any share of Increasing Rate Preferred Stock shall have an Issue Date other than on the first day of any Dividend Period, the Dividend Rate with respect to such share during the Dividend Period in which such Issue Date occurs shall be calculated on the basis of the applicable Dividend Rate for such Dividend Period for the period commencing with the Issue Date to and including the last day of such Dividend Period.

   "Junior Dividend Stock" means common stock and any other capital stock of Rouse ranking junior to the Increasing Rate Preferred Stock with respect to the payment of dividends.

   "Junior Liquidation Stock" means common stock and any capital stock of Rouse junior to the Increasing Rate Preferred Stock with respect to distributions of assets upon the dissolution, liquidation or winding up of Rouse, whether voluntary or involuntary.

   "Liquidation Value" means, with respect to a share of Increasing Rate Preferred Stock, $100 plus all dividends (whether or not earned or declared), accrued and unpaid on such share.

   "Spread" (i) for the Dividend Period during which Rouse issues shares of Increasing Rate Preferred Stock for the first time shall be 3.50% per annum and
(ii) for each Dividend Period thereafter shall be the Spread for the immediately preceding Dividend Period plus 0.50%.

Redemption

   Any holder of Increasing Rate Preferred Stock may elect to have Rouse redeem all or any portion of such holder's shares on any Dividend Payment Date (the "Redemption Date") by delivering to Rouse a redemption notice at least 30 but not more than 60 days prior to such Redemption Date; provided, however, that any shares subject to redemption must have been issued at least one year prior to the date of such redemption notice.

   For each share of Increasing Rate Preferred Stock to be redeemed, Rouse must pay on the Redemption Date an amount equal to the sum of (i) 110% of the Liquidation Value of such share as of such Redemption Date plus (ii) all accrued and unpaid dividends (whether or not earned or declared) on such share as of such Redemption Date. In the event Rouse is required to redeem shares of the Increasing Rate Preferred Stock but does not have sufficient funds legally available to redeem all such shares, Rouse must apply the funds it does have legally available to redeem on a ratable basis as many shares subject to redemption as is possible. If Rouse fails to redeem all shares required to be redeemed by it on any given Redemption Date because of insufficient legally available funds, the holders of Increasing Rate Preferred Stock will be able to exercise the Special Voting Right described below.

Exchange

   Rouse may, at its option, exchange shares of common stock on any Dividend Payment Date (an "Exchange Date") for any or all shares of Increasing Rate Preferred Stock outstanding on such Exchange Date (each, an "Exchange"), provided that in connection with such Exchange, (i) Rouse delivers an exchange notice at least 30 but not more than 60 days prior to such Exchange Date and
(ii) on the Exchange Date, Rouse pays each holder of the shares of Increasing Rate Preferred Stock to be exchanged an amount equal to all accrued but unpaid dividends on such shares to such Exchange Date. The number of shares of common stock to be exchanged for each share of Increasing Rate Preferred Stock will be a number equal to the Liquidation Value divided by the Current Share Value on the last day of the Dividend Period immediately preceding the Exchange Date. If, in connection with an Exchange, Rouse intends to exchange fewer than all the outstanding shares of Increasing Rate Preferred Stock, the number of shares of Increasing Rate Preferred Stock to be exchanged will be determined ratably among the holders of such stock according to the respective number of shares held by them.

Liquidation

   The holders of shares of Increasing Rate Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of Rouse, whether voluntary or involuntary, the Liquidation Value for each share of Increasing Rate Preferred Stock (the "Junior Preferred Liquidation Preference"), and no more.

   Until the holders of the Increasing Rate Preferred Stock have been paid the Junior Preferred Liquidation Preference in full, no payment may be made to any holder of Junior Liquidation Stock upon the liquidation, dissolution or winding up of Rouse. If, upon any liquidation, dissolution or winding up of Rouse, the assets of Rouse, or any proceeds thereof, distributable among the holders of the shares of Increasing Rate Preferred Stock are insufficient to pay in full the Junior Preferred Liquidation Preference, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Increasing Rate Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares of Increasing Rate Preferred Stock if all amounts payable thereon were paid in full. Neither a merger or consolidation of Rouse with or into another entity nor a voluntary sale, lease, conveyance, exchange or transfer of all or substantially all of Rouse's assets (except in connection with a plan of liquidation, dissolution or winding up of Rouse) will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of Rouse.

Voting Rights

   Except as described below, or except as otherwise from time to time required by applicable law, the holders of shares of Increasing Rate Preferred Stock will have no voting rights.

   Whenever

   (i) any accrued but unpaid dividends on the Increasing Rate Preferred Stock (whether or not earned or declared) are in arrears for at least one Dividend Period,

  (ii) Rouse fails to effect any redemption described above or

 (iii) Rouse fails to effect any Exchange,

then

   (x) the number of directors then constituting the Board of Directors of Rouse will be increased by one and

   (y) the holders of shares of Increasing Rate Preferred Stock, voting separately as a class, will have the exclusive right (the "Special Voting Right") to elect a director to fill such vacancy either (1) at a properly called special meeting of the holders of the Increasing Rate Preferred Stock called for such purpose or (2) at any annual meeting of stockholders of Rouse.

   Holders of Increasing Rate Preferred Stock will have the right to exercise the Special Voting Right until such time as:

   (i) all accumulated dividends on the Increasing Rate Preferred Stock shall have been paid in full;

  (ii) all redemptions required to be made on any Redemption Date shall have been made; and

 (iii) all Exchanges required to be made shall have been made.

In exercising the Special Voting Right, each share of Increasing Rate Preferred Stock will be entitled to one vote.

   In addition, so long as any shares of Increasing Rate Preferred Stock are outstanding, the consent of the Representatives or the affirmative vote of the holders of 66 2/3% of the shares of the Increasing Rate Preferred Stock is required to issue any preferred stock on parity with or senior to the Increasing Rate

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Preferred Stock, amend the articles supplementary relating to the Increasing
Rate Preferred Stock, issue or take certain actions affecting the Increasing Rate Preferred Stock or make distributions with respect to stock on parity with or junior to the Increasing Rate Preferred Stock.

Transfer Agent and Registrar

   The transfer agent and registrar for the Increasing Rate Preferred Stock will be The Bank of New York, New York, New York.

Junior Preferred Stock

General

   On February 22, 1996, the Board of Directors of Rouse classified, and authorized Rouse to issue, up to 37,362 shares of the Junior Preferred Stock as part of the 50,000,000 shares of authorized preferred stock.

   In connection with the Hughes Acquisition, 37,362 shares of Junior Preferred Stock were issued to a non-REIT subsidiary of Rouse and are currently outstanding.

Ranking

   The Junior Preferred Stock ranks senior to the common stock and junior to all other preferred stock (unless the terms of such preferred stock specifically provide that it will rank junior to or on parity with the Junior Preferred Stock), with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.

Dividends

   Holders of shares of Junior Preferred Stock are entitled to receive for each such share, when and as declared by the Board of Directors of Rouse, out of funds of Rouse legally available for payment, a cumulative annual cash dividend equal to the greater of (i) 10.25% of the liquidation preference of such Junior Preferred Stock (the "Junior Preferred Liquidation Preference") or (ii) the lesser of 200% of the amount determined under clause (i) above or the Junior Preferred Liquidation Preference divided by the average closing price of common stock used to determine the exchange ratio in connection with the Hughes Acquisition (the "Multiplier") multiplied by the aggregate per share amount of all cash and non-cash dividends (other than dividends payable in common stock), subject to adjustment for stock splits, combinations and dividends on the common stock. Accumulations of dividends on shares of Junior Preferred Stock will not bear interest.

   Until all accumulated dividends are paid in full, Rouse may not, without first obtaining the consent of the holders of at least 66 2/3% of the outstanding shares of Junior Preferred Stock, (i) declare or pay dividends on or make any other distribution on, or redeem or purchase or otherwise acquire forconsideration any shares of Rouse's capital stock ranking junior to the Junior Preferred Stock (other than such shares acquired in exchange for other shares of Rouse's capital stock ranking junior to the Junior Preferred Stock),
(ii) declare or pay dividends on or make any other distributions on any shares of Rouse's capital stock ranking on parity with the Junior Preferred Stock other than dividends payable ratably on the Junior Preferred Stock and any other parity stock or (iii) redeem or purchase or otherwise acquire for consideration any shares of Rouse's capital stock ranking on a parity with the Junior Preferred Stock, except pursuant to an offer that treats fairly and equitably all holders of Junior Preferred Stock and such parity stock.

Redemption

   The Junior Preferred Stock is not subject to redemption.

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

Liquidation

   The holders of shares of Junior Preferred Stock are entitled to receive in the event of any liquidation, dissolution or winding up of Rouse, whether voluntary or involuntary, a liquidation preference for each share of Junior Preferred Stock equal to the greater of (i) the sum of $4,148.60 plus all accrued and unpaid dividends on such share to the date of payment and (ii) an amount equal to the Multiplier multiplied by the aggregate per share amount to be distributed to holders of common stock in connection with such liquidation, dissolution or winding up, in each case subject to adjustment for stock splits, combinations and dividends on the common stock. Until the holders of the Junior Preferred Stock have been paid their aggregate liquidation preference in full, no payment will be made to (i) any holder of Rouse's capital stock ranking on a parity with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and any stock ranking on parity therewith or (ii) any holder of Rouse's capital stock ranking junior to the Junior Preferred Stock.

Voting Rights

   Except as otherwise from time to time required by applicable law, the holders of shares of Junior Preferred Stock have no voting rights; however, when dividends are in arrears, a vote of 66 2/3% of the outstanding shares is required for Rouse to pay distributions on or redeem any stock junior to or on parity with the Junior Preferred Stock.

Consolidation, Merger

   In the event of a merger, consolidation or other transaction in which shares of common stock are exchanged for cash, stock, securities or other property, holders of Junior Preferred Stock are entitled to receive for each share of their stock the per share consideration received by holders of common stock multiplied by the Multiplier, subject to adjustment for stock splits, combinations and dividends on the common stock.

                        DESCRIPTION OF DEBT SECURITIES

   The following description of the terms of the debt securities that Rouse may issue under this prospectus sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by the prospectus supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such Offered Debt Securities.

   The Offered Debt Securities are to be issued under an Indenture (the "Indenture") between Rouse and The First National Bank of Chicago, as trustee (the "Trustee"), a copy of which Indenture is filed as an exhibit to the registration statement. The following summaries of certain provisions of the Indenture and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms and of those terms made a part thereof by the Trust Indenture Act. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference. Certain defined terms in the Indenture are capitalized herein.

General

   The debt securities will be unsecured obligations of Rouse.

   The debt securities to be offered by this prospectus are limited to $2,251,000,000 in aggregate issue price. The Indenture does not limit the amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any Holder, for issuances of additional debt securities of such series. (Section
301) The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of debt securities.

   Reference is made to the prospectus supplement relating to the Offered Debt Securities for the following terms, where applicable, of the Offered Debt
Securities:

   (1) the title of the Offered Debt Securities or series of which they are a part;

   (2) any limit on the aggregate principal amount of the Offered Debt
       Securities;

   (3) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of such Offered Debt Securities will be payable;

   (4) the rate or rates (which may be fixed, floating or adjustable) at which the Offered Debt Securities will bear interest, if any, the date or dates from which such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

   (5) the place or places where the principal of and any premium and interest on such Offered Debt Securities will be payable;

   (6) the period or periods within which, the price or prices at which and the terms and conditions upon which such Offered Debt Securities may be redeemed, in whole or in part, at the option of Rouse;

   (7) the obligation, if any, of Rouse to redeem or purchase any of such Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

   (8) the denominations in which such Offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

   (9) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on such Offered Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time);

  (10) if the amount of payments of principal of or any premium or interest on such Offered Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  (11) if the principal of or any premium or interest on such Securities is to be payable, at the election of Rouse or a Holder thereof, in one or more currencies or currency units other than those in which the Offered Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  (12) if other than the principal amount thereof, the portion of the principal amount of such Offered Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof;

  (13) if applicable, that such Offered Debt Securities are defeasible as provided in the Indenture;

  (14) whether such Offered Debt Securities are convertible into or exchangeable for common stock, preferred stock or other securities and the terms and conditions upon which such conversion or exchange will be effected;

  (15) whether such Offered Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those described under "Global Securities" in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of a Person other than the depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

  (16) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Debt Securities;

  (17) the terms, if any, pursuant to which the Offered Debt Securities will be made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of Rouse, and the definition of any such Senior Indebtedness; and

  (18) any other terms of such Offered Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

   Unless otherwise indicated in the prospectus supplement relating to Offered Debt Securities, principal of and any premium or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the Trustee at its principal executive offices (see "Concerning the Trustee"), provided that, at the option of Rouse, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 301, 305 and 1002) Any payment of principal and any premium or interest required to be made on an Interest Payment Date, Redemption Date or at Maturity which is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Maturity. (Section 113)

   Unless otherwise indicated in the prospectus supplement relating to Offered Debt Securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. (Section 302) No service charge will be made for any transfer or exchange of the debt securities, but Rouse may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

   Debt securities may be issued under the Indenture as Original Issue Discount Securities (as defined below) to be offered and sold at a substantial discount from their stated principal amount. In addition, under Treasury Regulations it is possible that debt securities which are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating thereto. "Original Issue Discount Security" means a security, including any security that does not provide for the payment of interest prior to Maturity, which is issued at a price lower than the principal amount thereof and which provides that upon redemption or acceleration of the Stated Maturity thereof an amount less than the principal amount thereof shall become due and payable. (Section 101)

Global Securities

   The debt securities of a series may be issued in the form of one or more Global Securities that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to the Offered Debt Securities. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities.

   Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the depositary for such Global Security to a nominee of such depositary and except in the circumstances described in the prospectus supplement relating to the Offered Debt Securities. (Sections 204 and 305) The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Certain Covenants

Limitation on the Incurrence of Debt

   Rouse and its consolidated Subsidiaries may not incur any Debt if, after giving effect to such Incurrence, the Ratio Calculation is less than 1.1 to 1.

   Notwithstanding the foregoing paragraph, Rouse and its consolidated Subsidiaries may incur the following additional Debt without regard to the foregoing limitation (although the additional Debt so incurred will be included in the determination of the Consolidated Coverage Ratio thereafter):

   (i) Debt Securities issued under the Indenture not to exceed an aggregate issue price of $150,000,000;

  (ii) intercompany Debt (representing Debt to which the only parties are Rouse and any of its consolidated Subsidiaries (but only so long as such Debt is held solely by any of Rouse and its consolidated Subsidiaries));

 (iii) any drawings or redrawings under lines of credit existing on the date of the Indenture and any new lines of credit or replacements, amendments or extensions of existing lines of credit, provided, however, that the maximum amount that may be drawn under all lines of credit pursuant to this clause (iii) may not at any time exceed the maximum amount that may be drawn under all lines of credit that exist as of the date of the Indenture;

  (iv) refinancings, renewals, refundings or extensions of any Debt, in any case in an amount not to exceed the principal amount of the Debt so refinanced plus any prepayment premium or accrued interest, provided that
      (a) such refinancing Debt is either

          (I) Debt of Rouse that ranks equally with or junior to the Debt being refinanced,

          (II) Debt of a Subsidiary that Rouse or another Subsidiary guarantees or

          (III) Debt of a Subsidiary and

      (b) such refinancing Debt (giving effect to any right of the holder thereof to require, directly or indirectly, an early repayment, defeasance or retirement of such Debt) either has a weighted average life equal to or longer than the remaining weighted average life of the Debt being refinanced or has a minimum term of five years;

   (v) third party Debt of a Subsidiary, including Debt of a Subsidiary that carries a Rouse guarantee of repayment, directly relating to the development of projects or the expansion, renovation or improvement of existing properties;

  (vi) third party Debt of a Subsidiary directly relating to the acquisition of assets;

 (vii) reimbursement obligations under letters of credit, bankers' acceptances or similar facilities, provided that at the time of incurring any additional obligations pursuant to this clause (vii) the amount of all such obligations, whether or not currently due, aggregate at any time less than 5% of Consolidated Net Tangible Assets at such date;

(viii) Debt that by its terms is subordinate in right of payment to the other Debt of Rouse, provided, however, that, pursuant to clauses (i) through
       (ix), the aggregate issue price of such subordinated Debt may not at any time exceed the aggregate principal amount of such subordinated Debt as of the date of the Indenture plus $100,000,000;

  (ix) Attributable Debt; and

   (x) in addition to Debt referred to in clauses (i) through (ix) above, Debt in the aggregate principal amount of $50,000,000 which is to be used only for working capital purposes. (Section 1008)

  Limitation on Sale/Leaseback Transactions

   Rouse will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including Rouse or any consolidated Subsidiary) or to which any such lender or investor is a party, providing for the leasing by Rouse or any such Restricted Subsidiary for a period, including renewals, in excess of three years, of any Principal Property owned by Rouse or such Restricted Subsidiary, which has been or is to be sold or transferred more than one year after either the acquisition thereof or the completion of construction and commencement of full operation thereof by Rouse or any such Restricted Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "Sale/Leaseback Transaction") unless (A) the aggregate amount of Attributable Debt for the proposed and all existing Sale/Leaseback Transactions is less than 10% of Consolidated Net Tangible Assets and (B) if the Ratio Calculation is less than 1.1 to 1 after giving effect to the proposed Sale/Leaseback Transaction, Rouse and its Subsidiaries, within 270 days after the sale or transfer shall have been made by Rouse or by any such Restricted Subsidiary, must apply an amount equal to the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement to either (or a combination of) (x) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such Sale/Leaseback Transaction) or (y) the retirement of Debt of Rouse or a Restricted Subsidiary, including the debt securities issued under the Indenture, which either has an initial term of greater than 12 months or is a bona fide acquisition loan or a construction or bridge loan entered in connection with a construction project or other real estate development. (Section 1009)

Certain Definitions

   "Asset" means, with respect to one or more transactions occurring within any 12-month period, any asset or group of assets of Rouse or its Subsidiaries (including, but not limited to, all balance sheet items and all intangible assets including management contracts, goodwill and trade secrets) with a fair market or book value, whichever is larger, greater than 5% of Consolidated Net Tangible Assets on the date of such transaction.

   "Attributable Debt" shall mean, as to any particular lease under which Rouse or any Restricted Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined, the lesser of (i) the fair value of the property subject to such lease (as determined by certain officers of Rouse as set forth in the Indenture) or (ii) the total net amount of rent required to be paid by Rouse under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum equal to 8.5%, compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

   "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof in accordance with generally accepted accounting principles and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   "Consolidated Coverage Ratio" of any Person means for any period the ratio of (i) EBDT for such period plus Consolidated Interest Expense for the same period for such Person to (ii) Consolidated Interest Expense for the same period for such Person.

   "Consolidated Interest Expense" means with respect to any Person for any period the Consolidated Interest Expense included in a consolidated income statement (without deduction of consolidated interest income) of such Person for such period (based on the accounting principles reflected in Rouse's Consolidated Statement of Operations for the nine months ended September 30, 1994 contained in Rouse's Form 10-Q for such period), including without limitation or duplication (or, to the extent not so included, with the addition of):

   (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles;

  (ii) the amortization of Debt discount;

 (iii) any payments or fees (other than up-front fees) with respect to letters of credit, bankers' acceptances or similar facilities;

  (iv) fees (other than up-front fees) with respect to interest rate swap or similar agreements, or foreign currency hedge, exchange or similar agreements;

   (v) the interest portion of any rental obligation with respect to any Sale/Leaseback Transaction (determined as if such obligations were treated as a Capital Lease Obligation); and

  (vi) any dividends attributable to any equity security which may be converted into a debt security of Rouse at any time or is mandatorily redeemable for cash within 20 years from its initial issuance.

   "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom

   (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long- term indebtedness and Capital Lease Obligations) and

  (ii) all goodwill, all as shown in the consolidated balance sheet of Rouse and its Subsidiaries as of the end of the latest fiscal quarter for which consolidated Financial Statements are available.

   "Debt" means (without duplication), with respect to any Person:

   (i) every obligation of such Person for money borrowed;

  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, but excluding any trade payments and other accrued current liabilities arising in the ordinary course of business;

 (iii) every currently due reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business which are not overdue by more than 90 days or which are being contested in good faith);

   (v) every Capital Lease Obligation of such Person;

  (vi) the maximum fixed redemption or repurchase price of any equity security which may be converted into a debt security of such Person at any time or is mandatorily redeemable for cash within 20 years from its initial issuance; and

 (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

   "EBDT" shall mean Earnings Before Depreciation and Deferred Taxes from Operations for Rouse and its consolidated Subsidiaries based on the accounting principles reflected in Rouse's Consolidated Statement of Operations for the nine months ended September 30, 1994 contained in Rouse's Form 10-Q for such period, and assuming that any dividends paid on any equity security shall not be deducted in calculating EBDT unless such equity security may be converted into a debt security at any time or is mandatorily redeemable for cash within 20 years from its initial issuance.

   "incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of any such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an incurrence of such Debt.

   "Principal Property" shall mean any land, and any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, in each case the net book value which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets at such date; provided, however, that Principal Property shall not include:

   (i) any building, structure or facility which, in the opinion of the Board of Directors of Rouse, is not of material importance to the total business conducted by Rouse and its Subsidiaries as an entirety; or

  (ii) any portion of a particular building, structure or facility which, in the opinion of the Board of Directors of Rouse, is not of material importance to the use or operation of such building, structure or facility.

   "Ratio Calculation" shall mean that, immediately after either the incurrence of such Debt or the sale of or other disposal of such Asset, as the case may be, Rouse, or its agent, shall calculate the Consolidated Coverage Ratio for the four full fiscal quarter period preceding such incurrence, sale or disposal for which consolidated Financial Statements are available. In making such calculation, (a) the Consolidated Interest Expense attributable to interest on any Debt to be incurred bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period and (b) with respect to any Debt which bears, at the option of Rouse, a fixed or floating rate of interest, Rouse shall apply the same rate for purposes of calculating the Consolidated Coverage Ratio as it chooses to apply to the Debt. In addition, such calculation shall be performed using the consolidated Financial Statements which shall be reformulated on a pro forma basis as if such Debt had been incurred or such Asset had been sold or otherwise disposed of, as the case may be, at the beginning of such four fiscal quarter period. Such reformulation shall give effect, as if the relevant event had occurred at the beginning of such four fiscal quarter period, to any actual use of proceeds of such Debt being incurred or Asset being sold or disposed of and to any incurrences or repayments of Debt and other sales, disposals or acquisitions of Assets occurring after the end of the last quarter for which there are consolidated Financial Statements available. If any portion of the proceeds has not been used, it shall be assumed that such portion of the proceeds was invested in one-year Treasury bills on the first day of such four fiscal quarter period.

   "Restricted Subsidiary" shall mean any subsidiary of Rouse which has a 50% or greater ownership interest in a Principal Property or Properties.

Events of Default

   The following are Events of Default under the Indenture with respect to debt securities of any series issued under the Indenture:

   (a) failure to pay principal of or premium, if any, on any debt security of that series when due;

   (b) failure to pay any interest on any debt security of that series when due, continued for 30 days;

   (c) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

   (d) failure to perform any other covenant of Rouse in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice as provided in the Indenture;

   (e) certain events in bankruptcy, insolvency or reorganization;

   (f) a default under any bond, debenture, note, mortgage, indenture or other evidence of indebtedness for money borrowed by Rouse (or by any Subsidiary, the repayment of which Rouse has guaranteed or for which Rouse is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within 10 days after written notice as provided in the Indenture; and

   (g) any other Event of Default provided with respect to debt securities of that series. (Section 501) No Event of Default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of debt securities issued thereunder.

   The Trustee shall, within 90 days after the occurrence of a default with respect to debt securities of any series, give all holders of debt securities of such series then outstanding notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of a default in the payment of principal of and any premium or interest on any debt security of any series, or in the payment of any sinking fund installment with respect to debt securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of all holders of debt securities of such series then outstanding. (Trust Indenture Act of 1939)

   If an Event of Default with respect to Outstanding debt securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502) For information as to waiver of defaults, see "Modification and Waiver."

   Reference is made to the prospectus supplement relating to each series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

   The Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during the default to act with the required standard of care, to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 601) Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series. (Section 512)

   Rouse will furnish to the Trustee annually a certificate as to compliance by Rouse with all conditions and covenants under the Indenture. (Section 1004)

Consolidation, Merger, Sale, Conveyance and Lease

   The Indenture permits Rouse to consolidate or merge with or into any other entity or entities, or to sell, convey or lease all or substantially all of its Assets to any other entity authorized to acquire and operate the same; provided, however, that

   (i) the Person (if other than Rouse) formed by such consolidation, or into which Rouse is merged or which acquires or leases substantially all of the Assets of Rouse, expressly assumes Rouse's obligations on debt securities issued under the Indenture and under the Indenture itself,

  (ii) Rouse or such successor entity shall not immediately after such consolidation or merger, or such sale, conveyance or lease, be in default in the performance of any covenant or condition of the Indenture,

 (iii) Rouse or such successor entity shall not, immediately after giving effect to such consolidation or merger, or such sale, conveyance or lease, have a Ratio Calculation of less than 1.1 to 1 and

  (iv) certain other conditions are met. (Section 801)

Satisfaction, Discharge and Defeasance

   The prospectus supplement will state if any defeasance provisions will apply to the Offered Debt Securities.

   The Indenture provides that, if applicable, Rouse will be discharged from any and all obligations in respect of the debt securities of any series issued under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities of such series on the respective Stated Maturities in accordance with the terms of the Indenture and the debt securities of such series. Such a trust may only be established if, among other things, Rouse has delivered to the Trustee an Opinion of Counsel to the effect that Rouse has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Sections 1302 and 1304)

   The Indenture provides that, if applicable, Rouse shall be released from its obligations with respect to such debt securities then outstanding under Sections 1005 through 1009, inclusive, Section 1011 and Section 801 of the Indenture and such other obligations as shall be set forth in any supplemental indenture for the debt securities, and the occurrence of an Event of Default specified in Sections 501(3), 501(4) (with respect to any of Sections 1005 through 1009, inclusive, Section 1011 and Section 801 and such other obligations), 501(5) and 501(8) of the Indenture shall be deemed not to result in an Event of Default, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities of such series on the Stated Maturities in accordance with the terms of the Indenture and the debt securities of such series. The obligations of Rouse under the Indenture and the debt securities of such series other than with respect to the covenants referred to above and the Events of Default other than the Event of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, Rouse has delivered to the Trustee an Opinion of Counsel (who may be an employee of or counsel for Rouse) to the effect that the Holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the event Rouse exercises this option with respect to the debt securities of any series as described above and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, Rouse shall remain liable for such payments. (Sections 1303 and 1304)

Modification and Waiver

   Modifications and amendments of the Indenture may be made by Rouse and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding debt security affected thereby,

   (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security,

   (b) reduce the principal amount of, or any premium or interest on, any debt security,

   (c) reduce the amount of principal of an Original Issue Discount Security or other security payable upon acceleration of the Maturity thereof,

   (d) change the place or currency of payment of principal of, or any premium or interest on, any debt security,

   (e) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

   (f) reduce the percentage in principal amount of Outstanding debt securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture,

   (g) reduce the percentage in principal amount of Outstanding debt securities of any series necessary for waiver of certain defaults or

   (h) modify such provisions with respect to modification and waiver. (Section
       902)

   The Holders of a majority in principal amount of the Outstanding debt securities of any series may on behalf of the Holders of all debt securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest on any debt security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding debt security of that series affected. (Section
513)

Governing Law

   The Indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, but without regard to principles of conflict of laws. (Section 112)

Concerning the Trustee

   The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States of America, with its principal offices at One First National Plaza, Suite 0126, Chicago, Illinois 60670, will act as Trustee for the benefit of the Holders of the debt securities under the Indenture. The Trustee also serves as the trustee under the indenture in respect of (i) Rouse's $120,000,000 aggregate principal amount of 8.5% Notes due January 15, 2003, (ii) Rouse's $150,000,000 aggregate issue amount of Medium-Term Notes due Nine Months or More from Date of Issue and
(iii) $141,753,000 aggregate principal amount of 9 1/4% Junior Subordinated Debentures due 2025. Rouse maintains other banking relationships with the Trustee in the ordinary course of business, including (i) maintaining a $450,000,000 unsecured revolving line of credit in which the Trustee is a participating lender and the Administrative Agent, and a $350,000,000 unsecured term loan (which is subject to reduction in certain circumstances) that provides bridge financing for certain acquisitions by Rouse, as to which term loan the Trustee is a participating lender and the Administrative Agent and
(ii) obtaining other loans from the Trustee.

                            SELLING SECURITYHOLDER

   All of the shares of common stock (the "Shares") and notes (the "Notes") of Rouse offered by the selling securityholder (collectively, the "Selling Securityholder Securities") are beneficially owned by Teachers Insurance and Annuity Association of America, a New York corporation, and were issued to the selling securityholder in connection with the sale in November, 1998 by the selling securityholder to Rouse of the selling securityholder's interests in certain real property previously jointly owned by the selling securityholder and Rouse through Rouse-Teachers Properties, Inc., a Delaware corporation. In addition to the joint ownership of this real property and the ownership of the Shares, the selling securityholder has acted as a mortgage lender to Rouse with respect to certain real property owned by Rouse and certain of its affiliates within the past three years. Other than the joint ownership of this real property, the ownership of the Shares and the financing arrangements referred to above, the selling securityholder has had no material relationship with Rouse or any of its affiliates within the past three years. In addition to the Shares, the selling securityholder beneficially owns the number of shares of common stock set forth in the table below. Since the selling securityholder may sell all, some or none of the Shares, no estimate can be made of the aggregate number of Shares that are to be offered hereby or that will be beneficially owned by the selling securityholder upon completion of the offering contemplated by this prospectus. The terms of Notes will be described in a prospectus supplement to this prospectus.

                                                      Maximum Aggregate
                                    Number of Shares  Number of Shares
                Selling                  Held at          Which May
             Securityholder         November 30, 1998    be Offered
             --------------         -----------------    ----------
         Teachers Insurance and         3,545,782         3,525,782
         Annuity Association of
             America

                             PLAN OF DISTRIBUTION

Sale of Securities by Rouse

   Rouse may sell securities to or through one or more underwriters or dealers and also may sell securities directly to institutional investors or other purchasers, or through agents.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of securities, underwriters or agents may receive compensation from Rouse or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from Rouse and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from Rouse will be described, in the related prospectus supplement.

   Under agreements which may be entered into by Rouse, underwriters and agents who participate in the distribution of securities may be entitled to indemnification by Rouse against certain liabilities, including liabilities under the Securities Act, or to contribution by Rouse with respect to payments they may be required to make in respect thereof.

   If so indicated in the related prospectus supplement, Rouse will authorize underwriters or other persons acting as Rouse's agents to solicit offers by certain institutions to purchase securities from Rouse pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Rouse. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

   Until the distribution of the securities is completed, the rules of the Commission may limit the ability of underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

   If any underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market.

   Underwriters may also impose a penalty bid on certain selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the offering.

   In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities.

   Neither Rouse nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither Rouse nor any underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

   The securities may or may not be listed on a national securities exchange (other than the common stock, which is listed on the NYSE). Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. No assurances can be given that there will be an active trading market for the securities.

   Certain of the underwriters or agents and their associates may engage in transactions with and perform services for Rouse or its affiliates in the ordinary course of their respective businesses.

Sale of Selling Securityholder Securities by the Selling Securityholder

   The Selling Securityholder Securities may be sold from time to time by the selling securityholder, or by pledgees, donees, transferees or other successors in interest, if any, who acquire the Selling Securityholder Securities. Sales of the Shares may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Sales of the Notes may be made in negotiated transactions. The Shares may be sold through one or more of the following transactions: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The Notes may be sold through one or more of the following types of transactions: (a) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and (b) transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the selling securityholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive compensation from the selling securityholder or from purchasers for whom they act in the form of discounts, concessions or commissions. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

   Upon Rouse being notified by the selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of Selling Securityholder Securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (i) the name of the selling securityholder and of the participating broker-dealer(s), (ii) the number of Shares or the principal amount of Notes involved, (iii) the price at which such Selling Securityholder Securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

   The selling securityholder has agreed to pay any brokerage fees or commissions, underwriting discounts and fees of any counsel for the selling securityholder in connection with the sale of the Selling Securityholder Securities. All expenses in connection with the registration of the Selling Securityholder Securities under this prospectus will be paid by Rouse.

   Rouse has agreed to indemnify the selling securityholder for certain liabilities under the Securities Act.

   The securities laws of a particular state might require that the Selling Securityholder Securities be sold in that state only through registered or licensed brokers or dealers. In addition, in certain states, the Selling Securityholder Securities may not be sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

                                    EXPERTS

   The consolidated financial statements and schedules of Rouse and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the statements of revenues and certain expenses of The Fashion Show, Westdale Mall and Towson Town Center for the year ended December 31, 1997, incorporated by reference in this registration statement have been incorporated by reference in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The reports on the statements of revenues and certain expenses of The Fashion Show, Westdale Mall and Towson Town Center contain a paragraph that states that the statements of revenues and certain operating expenses were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and are not intended to be a complete presentation of revenues and expenses.

   The statements of revenues and certain operating expenses of the Fashion Place Property, Valley Fair Property and Park Meadows Mall Property for the year ended December 31, 1997, incorporated by reference in this registration statement have been incorporated by reference in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

   The validity of the common stock and the preferred stock will be passed upon for Rouse by Bruce I. Rothschild, Esq., Vice President and General Counsel of Rouse. The validity of the debt securities will be passed upon for Rouse by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York.

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                               THE ROUSE COMPANY

                                14,500,000 Shares

                                  Common Stock







                           Deutsche Banc Alex. Brown